                                                                EXHIBIT 2.8




                            ASSET PURCHASE AGREEMENT



                                  by and among


                               CLARK/BARDES, INC.
                           CLARK/BARDES HOLDINGS, INC.
                                  as Purchasers


                                       and


                          RICH, FLORIN/SOLUTIONS, INC.
                                    as Seller


                                       and


                          RICH, FLORIN/SOLUTIONS TRUST
                                    as Trust


                                       and


                               JOSEPH R. RICH and

                                 BETH C. FLORIN
                                 as Shareholders

                                 March 12, 2001

                                TABLE OF CONTENTS

                                                                                                               PAGE



ARTICLE 1         PURCHASE AND SALE OF ASSETS....................................................................1

         1.1      Purchased Assets...............................................................................1

         1.2      Excluded Assets................................................................................3

         1.3      Assumption of Liabilities......................................................................4

         1.4      Excluded Liabilities...........................................................................4

         1.5      Rights in Name Executive Alliance..............................................................4

ARTICLE 2         CONSIDERATION FOR THE PURCHASED ASSETS.........................................................4

         2.1      Purchase Price.................................................................................4

         2.2      Purchase Price Adjustment......................................................................5

         2.3      Procedures for Final Determination of Net Asset Amount.........................................5

         2.4      Net Asset Amount Definition....................................................................6

         2.5      Contingent Consideration.......................................................................6

         2.6      Holdings Stock.................................................................................9

ARTICLE 3         REPRESENTATIONS AND WARRANTIES OF SELLER, TRUST AND SHAREHOLDERS..............................10

         3.1      Organization and Power........................................................................10

         3.2      Subsidiaries..................................................................................11

         3.3      Authorization; No Breach......................................................................11

         3.4      Financial Statements..........................................................................11

         3.5      Completeness of Financial Projections.........................................................12

         3.6      Absence of Undisclosed Liabilities............................................................12

         3.7      No Material Adverse Changes/Absence of Certain Developments...................................12

         3.8      Title and Condition of Properties.............................................................14

         3.9      Tax Matters...................................................................................15

         3.10     Contracts and Commitments.....................................................................16

         3.11     Proprietary Rights............................................................................18

         3.12     Litigation; Proceedings.......................................................................18

         3.13     Brokerage.....................................................................................18

         3.14     Governmental Consent, etc.....................................................................18

         3.15     Employees.....................................................................................19

                                TABLE OF CONTENTS
                                   (continued)



                                                                                                               PAGE




         3.16     Employee Benefit Plans........................................................................19

         3.17     Insurance.....................................................................................20

         3.18     Affiliated Transactions.......................................................................20

         3.19     Compliance with Laws; Permits; Certain Operations.............................................20

         3.20     Software......................................................................................21

         3.21     Environmental Health and Safety...............................................................21

         3.22     Product and Warranty Claims; Warranties.......................................................22

         3.23     Disclosure....................................................................................22

         3.24     Customers.....................................................................................22

ARTICLE 4         REPRESENTATIONS AND WARRANTIES OF PURCHASERS..................................................22

         4.1      Corporate Organization and Power..............................................................22

         4.2      Authorization.................................................................................22

         4.3      No Violation..................................................................................22

         4.4      Litigation....................................................................................22

         4.5      Brokerage.....................................................................................23

         4.6      Governmental Consent, etc.....................................................................23

         4.7      Issuance of Holdings Stock....................................................................23

         4.8      SEC Reports...................................................................................23

         4.9      Disclosure....................................................................................23

ARTICLE 5         COVENANTS PRIOR TO CLOSING....................................................................24

         5.1      Affirmative Covenants.........................................................................24

         5.2      Negative Covenants............................................................................25

ARTICLE 6         CONDITIONS TO PURCHASERS' OBLIGATION TO CLOSE.................................................25

         6.1      Conditions to Purchasers' Obligation..........................................................25

ARTICLE 7         CONDITIONS TO SELLER'S OBLIGATION TO CLOSE....................................................27

         7.1      Conditions to the Seller's Obligations........................................................27

ARTICLE 8         CLOSING TRANSACTIONS..........................................................................28

         8.1      The Closing...................................................................................28

         8.2      Action to Be Taken at the Closing.............................................................28

                                TABLE OF CONTENTS
                                   (continued)

                                                                                                               PAGE



         8.3      Closing Documents.............................................................................28

         8.4      Possession....................................................................................30

         8.5      Nonassignable Contracts.......................................................................30

ARTICLE 9         INDEMNIFICATION...............................................................................30

         9.1      Indemnification by Seller, the Trust and Shareholders.........................................30

         9.2      Indemnification by Purchasers.................................................................31

         9.3      Method of Asserting Claims....................................................................31

         9.4      Escrow Amount.................................................................................32

         9.5      Limitation of Liability.......................................................................32

ARTICLE 10        TERMINATION...................................................................................32

         10.1     Termination...................................................................................32

         10.2     Effect of Termination.........................................................................33

         10.3     Effect of Closing.............................................................................33

ARTICLE 11        ADDITIONAL AGREEMENTS.........................................................................33

         11.1     Survival......................................................................................33

         11.2     Mutual Assistance.............................................................................33

         11.3     Press Release and Announcements...............................................................34

         11.4     Expenses......................................................................................34

         11.5     Further Transfers.............................................................................34

         11.6     Transition Assistance.........................................................................34

         11.7     Confidentiality...............................................................................34

         11.8     Non-Compete; Non-Solicitation.................................................................34

         11.9     Specific Performance..........................................................................35

         11.10    Remittances...................................................................................36

         11.11    Best Efforts To Consummate Closing Transactions...............................................36

         11.12    Employees and Agents of Seller................................................................36

ARTICLE 12        MISCELLANEOUS.................................................................................36

         12.1     Amendment and Waiver..........................................................................36

         12.2     Notices.......................................................................................37

                                TABLE OF CONTENTS
                                   (continued)



                                                                                                               PAGE

         12.3     Assignment....................................................................................37

         12.4     Severability..................................................................................38

         12.5     No Third Party Beneficiaries..................................................................38

         12.6     No Strict Construction........................................................................38

         12.7     Captions......................................................................................38

         12.8     Complete Agreement............................................................................38

         12.9     Counterparts..................................................................................38

         12.10    Governing Law; Venue..........................................................................38

         12.11    Remedies Cumulative...........................................................................39

EXHIBITS

Exhibit A       --      Form of Escrow Agreement
Exhibit B       --      Allocation of Purchase Price
Exhibit C       --      Opinion of Seller's Counsel
Exhibit D       --      Form of Lease Assignment
Exhibit E       --      Form of Investment Letter
Exhibit F       --      Rich Employment Agreement
Exhibit G       --      Florin Employment Agreement
Exhibit H       --      Opinion of Purchasers' Counsel

DISCLOSURE SCHEDULES

Schedule 1.0            --       Business Description Schedule
Schedule 1.1(a)         --       Accounts Receivable Schedule
Schedule 1.1(e)         --       Tangible Property Schedule
Schedule 1.2            --       Excluded Assets Schedule
Schedule 2.5(f)         --       Seller's Competitors Schedule
Schedule 3.1            --       Qualifications Schedule
Schedule 3.7            --       Developments Schedule
Schedule 3.8(b)         --       Leases Schedule
Schedule 3.10(a)        --       Contracts Schedule
Schedule 3.10(d)        --       Customer Contracts Schedule
Schedule 3.11           --       Proprietary Rights Schedule
Schedule 3.12           --       Litigation Schedule
Schedule 3.14           --       Seller Consents Schedule
Schedule 3.16           --       Employee Benefits Schedule
Schedule 3.17           --       Insurance Schedule
Schedule 3.18           --       Affiliated Transactions Schedule
Schedule 3.19(b)        --       Permits Schedule
Schedule 4.6            --       Purchasers Consents Schedule
Schedule 8.5            --       Nonassignable Contracts Schedule

                            ASSET PURCHASE AGREEMENT

         ASSET PURCHASE AGREEMENT made as of March 12, 2001 (this "Agreement") by and among CLARK/BARDES HOLDINGS, INC., a Delaware corporation ("Holdings"), CLARK/BARDES, INC., a Delaware corporation ("CBI") (CBI and Holdings shall be referred to individually as a "Purchaser" and together, the "Purchasers"), RICH, FLORIN/ SOLUTIONS, INC., a Massachusetts corporation ("Seller"), RICH, FLORIN/SOLUTIONS TRUST, a Massachusetts business trust (the "Trust"), JOSEPH R. RICH ("Rich") and BETH C. FLORIN ("Florin") (Rich and Florin shall collectively be referred to as the "Shareholders").

                                   WITNESSETH:


         WHEREAS, the Seller is engaged in the business of executive and employee compensation consulting, compensation surveys and related compensation consulting work as more fully described on Schedule 1.0 attached hereto (the "Business"); and

         WHEREAS, on the terms and subject to the conditions of this Agreement, Purchasers desire to acquire from Seller and Seller desires to sell to Purchasers, substantially all of the assets, properties and Business of the Seller as a going concern.

         NOW, THEREFORE, the parties agree as follows:

                                   ARTICLE 1
                           PURCHASE AND SALE OF ASSETS

         1.1 Purchased Assets. On the terms and subject to the conditions of this Agreement, on the Closing Date (as defined in Section 8.1), Purchasers shall purchase from Seller, and Seller shall sell, convey, assign, transfer and deliver to Purchasers, all properties, assets, rights and interests of every kind and nature, whether real or personal, tangible or intangible, and wherever located and by whomever possessed, of Seller as of the Closing Date related to or used in, or otherwise associated with, the Business, including, without limitation, all of the following assets (but excluding all Excluded Assets as defined in Section 1.2 hereof):

                  (a) all accounts and notes receivable (whether current or non-current), a list, description and aging of which as of a date not more than five (5) business days before the date hereof is set forth on Schedule 1.1(a);

                  (b) all prepayments, prepaid expenses (including, without limitation, prepaid insurance premiums), deferred charges, advance payments and security deposits as of the Closing Date;

                  (c) all inventories and related supplies located at Seller's facilities, in transit to or from Seller's facilities or which otherwise relate to the Business (the "Inventory");

                  (d) all interests in real estate (including, without limitation, land, buildings and improvements pursuant to that certain Lease Agreement dated as of January 7, 2000 between Mount Royal Associates II and Rich/Florin Solutions, Inc. (the "Lease Agreement"), whether owned in fee, leased or otherwise (collectively, the "Seller Real Estate") and all licenses, permits, approvals and qualifications relating to the Seller Real Estate;

                  (e) all interests in equipment, fixtures, fittings, automobiles and other vehicles, and other tangible personal property, whether owned, leased or otherwise (including, without limitation, items which have been fully depreciated or expensed), including, without limitation, such items as set forth on Schedule 1.1(e);

                  (f) all insurance, including but not limited to, key-man life insurance on each Shareholder and any cash value related thereto, insurance reserves and deposits (including, without limitation, reserves and deposits relating to workmen's compensation);

                  (g) all office furnishings and related assets;

                  (h) all intangible assets and intellectual property (including, without limitation, registered and unregistered trademarks, service marks and trade names, trade dress and other names, marks and slogans, including the name "Rich, Florin Solutions" and all variations and permutations thereof; provided that the Shareholders shall retain the right to use their surnames in a manner that does not contravene the non-competition provisions of Section 11.8), all publishing and distribution rights, and all associated goodwill; all statutory, common law and registered copyrights; all patents, inventions, know-how, trade secrets and confidential information; all registration applications for any of the foregoing; all interests in and to telephone numbers and all listings pertaining to Seller in all telephone books and other directories; together with all rights to use all of the foregoing forever and all other rights in, to, and under the foregoing in all countries;

                  (i) all discoveries, improvements, processes, data, confidential information, specifications and ideas, whether patentable or not, all licenses and other similar agreements, and all drawings, records, books or other indicia, however evidenced, of the foregoing; all rights in and to any products or other intellectual property rights under research or development prior to or on the Closing Date related to the Business;

                  (j) all rights existing under contracts, leases (subject to rights of subtenants thereunder), licenses, permits, sales and purchase agreements and orders, employee benefit plans, trusts and other arrangements, employment and consulting agreements, consignment arrangements, warranties, consents, orders, registrations, privileges, franchises, memberships, certificates, approvals or other similar rights and all other agreements, arrangements and understandings, including, without limitation, all rights existing under the contracts listed on the Contracts Schedule and Customer Contracts Schedule (as defined in Section 3.10 hereto);

                  (k) all lists, records and files pertaining to customers, including past, present and prospective customers solicited over the past five
(5) years as currently maintained;

                  (l) subject to applicable confidentiality agreements, all lists and records pertaining to suppliers, distributors, personnel, customers and agents and all other books, ledgers, files, documents, correspondence, business analysis, illustrations, proposals and records of every kind and nature, including but not limited to, the SC/CHiPS Professional and Managerial Survey; SC/CHiPS Executive and Senior Management Survey; SC/CHiPS Technical, Office, and

Production Survey; SC/CHiPS Canadian Professional and Managerial Survey; New College Graduate Survey; and SalesPlus Survey of Customer Focused Positions;

                  (m) all business and marketing plans and proposals and pricing and cost information;

                  (n) all computer hardware, software, systems and website, including licenses related thereto, proprietary or otherwise, including related source codes, data and documentation;

                  (o) all creative materials (including, without limitation, photographs, films, art work, color separations and the like) advertising and promotional materials and all other printed or written materials;

                  (p) all claims, refunds, causes of action, choses in action, rights of recovery and rights of set-off of every kind and nature;

                  (q) all goodwill as a going concern and all other intangible property;

                  (r) a fifty percent (50%) interest in those certain Promissory Notes executed by certain shareholders of the Trust which in the aggregate total $80,000; and

                  (s) all other property not referred to above which is either represented on Seller's Latest Balance Sheet (as defined in Section 2.4) or acquired by Seller thereafter (except for such property which has been sold or otherwise disposed of in the ordinary course of business) related to the Business.

         For purposes of the Agreement, the term "Purchased Assets" means all properties, assets and rights which Seller shall convey to Purchasers or shall be obligated to convey to Purchasers under this Agreement.

         1.2 Excluded Assets. Notwithstanding the foregoing, the following assets (the "Excluded Assets") are expressly excluded from the purchase and sale contemplated hereby and, as such, are not included in the Purchased Assets:

                  (a) cash and marketable securities received prior to the Closing Date;

                  (b) the minute books, capital stock records, articles of incorporation, by-laws and corporate seal of Seller, together with annual and other corporate reports filed with the Commonwealth of Massachusetts and other states in which the Seller is qualified to do business, other documents and correspondence that relate to Seller's corporate organization and maintenance thereof;

                  (c) such other assets set forth on Schedule 1.2 hereof; and

                  (d) any proceeds and any other consideration paid or payable in accordance with this Agreement or any agreement or instrument executed pursuant hereto or thereto, including, without limitation, the Seller's right to enforce Purchasers' representations, warranties and covenants hereunder and the obligations of Purchasers to pay, perform or discharge the Assumed Liabilities.

         1.3 Assumption of Liabilities. Subject to the conditions specified in this Agreement, on the Closing Date, Purchasers shall assume and agree to pay, defend, discharge and perform as and when due only the following liabilities and obligations of Seller (the "Assumed Liabilities"):

                  (a) Seller's obligations and liabilities under the contracts listed on the Contracts Schedule (Schedule 3.10(a)) and on the Customer Contract Schedule (Schedule 3.10(d)) for any activity following the Closing Date;

                  (b) obligations of continued performance under executory vendor purchase orders for the purchase of supplies, equipment or services entered into in the ordinary course of business;

                  (c) accrued payroll vacation and other benefits of employees of the Seller generated in the ordinary course of business to the extent reflected on the liability side of the Seller's Closing Balance Sheet;

                  (d) all accounts payable of the Seller incurred in the ordinary course of business; and

                  (e) all accrued expenses of the Seller incurred in the ordinary course of business (other than Taxes).

         1.4 Excluded Liabilities. Notwithstanding anything to the contrary contained in this Agreement, Purchasers shall not assume or be liable for any liabilities or obligations of Seller other than the Assumed Liabilities and all such other liabilities or obligations shall be the responsibility of the Seller, including but not limited to the liabilities or obligations under that certain Agreement dated as of March 7, 2001 among Kevin M. Mallett, MKM Associates, Inc., Joseph R. Rich and Rich, Florin/Solutions, Inc., except as otherwise provided for therein (the "Excluded Liabilities").

         1.5 Rights in Name Executive Alliance. Seller hereby transfers all rights it has in the name "Executive Alliance" which can be transferred to a third party by law and consistent with that certain Partnership Agreement dated January 25, 1995 among Donald V. Bateman, Kevin M. Mallett and Joseph R. Rich (the "Partnership Agreement"). Seller and Shareholders hereby agree not to use the name "Executive Alliance" in any capacity other than on behalf of and for the benefit of the Purchasers.

                                   ARTICLE 2
                     CONSIDERATION FOR THE PURCHASED ASSETS

         2.1 Purchase Price. The aggregate purchase price for the Purchased Assets shall be an amount equal to Twenty Million Seven Hundred Fifty-Six Thousand Dollars ($20,756,000) as adjusted pursuant to Section 2.2 hereof (the "Purchase Price") which shall be payable to Seller on the Closing Date as follows:

                  (a) by wire transfer of immediately available funds to such account or accounts as shall have been designated in writing by Seller not less than three (3) days prior to the Closing Date in an amount equal to Ten Million Seven Hundred Fifty-Six Thousand Dollars ($10,756,000), as adjusted pursuant to
Section 2.2 hereof;

                  (b) by wire transfer of immediately available funds to that certain interest bearing Escrow Account with interest payable to the Seller for a period of eighteen (18) months following the Closing Date to be established pursuant to that certain Escrow Agreement in the form of Exhibit A hereto, with such changes therein as the Escrow Agent thereunder mutually agreed to by Purchasers and Seller (the "Escrow Agent") may request (the "Escrow Agreement") in an amount equal to Five Hundred Thousand Dollars ($500,000); and

                  (c) subject to holdback in an amount limited to the amount of any claims with respect to breaches of representations and warranties under this Agreement at the time of payment, additional contingent payments of Two Million Dollars ($2,000,000) for the year 2001; Two Million Two Hundred Fifty Thousand Dollars ($2,250,000) for the year 2002; Two Million Five Hundred Thousand Dollars ($2,500,000) for the year 2003 and Two Million Seven Hundred Fifty Thousand Dollars ($2,750,000) for the year 2004 (the "Contingent Consideration") shall be payable to Seller as provided for in Section 2.5 hereof.

         The Purchase Price shall be allocated among the Purchased Assets as set forth in Exhibit B attached hereto. The parties agree that the allocation set forth in Exhibit B shall be used by them and respected for all purposes, including income tax purposes if in conformance with the rules and regulations of the Internal Revenue Code of 1986, as amended (the "Code"), and that the parties shall follow such allocation for all reporting purposes, including, without limitation, Internal Revenue Service ("IRS") Form 8594.

         2.2 Purchase Price Adjustment. Within three (3) days prior to the Closing Date, Seller shall notify Purchasers in writing of its good faith estimate of the Net Asset Amount (as defined in Section 2.4 below) as of the Closing Date determined in accordance with Section 2.4 below (the "Estimated Net Asset Amount"). If the Estimated Net Asset Amount is less than zero dollars ($0), the Purchase Price shall be decreased by the amount of such deficiency.

         Upon the final determination of the Net Asset Amount pursuant to
Section 2.3 below, Purchasers and Seller shall re-compute the Purchase Price based upon the Net Asset Amount as finally determined, and within three (3) business days after such final determination, Seller shall pay Purchasers any amount due Purchasers by wire transfer of immediately available funds.

         2.3 Procedures for Final Determination of Net Asset Amount. Within thirty (30) days after the Closing Date, Purchasers shall prepare and deliver to Seller at Purchasers' expense a balance sheet for Seller as of the opening of business on the Closing Date, together with a statement setting forth Purchasers' determination of the Net Asset Amount. Within thirty (30) days after receipt of such items, Seller shall deliver to Purchasers a detailed written statement describing their objections, if any, to such balance sheet and determination of the Net Asset Amount. If Seller does not raise any objections within the thirty (30) day period, the balance sheet and Purchasers' determination of the Net Asset Amount shall become final and binding upon all parties. Upon request by Seller at any time after receipt of the aforementioned balance sheet and statement, Purchasers shall make available to Seller and its accountants and other representatives the work papers used in preparing the balance sheet and in determining Purchasers' calculation of the Net Asset Amount and such other documents as Seller may reasonably request in connection with its review of the Net Asset Amount. If Seller does raise any objections, Purchasers and Seller shall use reasonable efforts to resolve any such disputes. If a final resolution is not obtained within thirty (30) days after Seller shall have submitted its objections to Purchasers, any remaining disputes shall be resolved by an accounting firm mutually agreeable to Purchasers and Seller. If Purchasers and Seller are unable to mutually agree on such an accounting firm within five
(5) days after the expiration of said thirty (30) day period, a "big-five" accounting firm, which accounting firm has not within the previous two years performed services for Purchasers or Seller or any affiliate thereof, shall be selected by lot after elimination of one firm by the Purchasers and one firm by the Seller. The determination of the accounting firm so selected shall be set forth in writing and shall be conclusive and binding upon the parties, and the fees and expenses of such accounting firm shall be paid by the non-prevailing party. The final balance sheet prepared in accordance with this Section 2.3 and
Section 2.4 below and the related statement setting forth the final determination of the Net Asset Amount are referred to as the "Closing Balance Sheet."

         2.4 Net Asset Amount Definition. For purposes hereof, "Net Asset Amount" shall be determined as of the opening of business on the Closing Date and shall be an amount equal to the excess of Seller's current assets at such time over Seller's current liabilities. If the current assets are less than the current liabilities, the Purchase Price shall be decreased by the amount of such deficiency. The Closing Balance Sheet shall be prepared, and the Net Asset Amount shall be determined, in accordance with generally accepted accounting principles applied in a manner consistent with those used in preparing Seller's audited balance sheets, as of December 31, 2000 (the "Latest Balance Sheet"); provided that (a) all proper accruals and reserves shall be recorded (including but not limited to vacation pay, customer rebate accruals, bad debt reserves and warranty expenses, taxes and utility charges prorated through the Closing Date),
(b) no assets shall be included in excess of their realizable value provided that fixed assets shall be included at cost less depreciation, (c) no assets which have been fully expensed or depreciated on the books and records of Seller in accordance with past practice shall be included, (d) no prepaid expenses, intangible assets or other assets shall be included if they shall not benefit Purchasers, (e) to the extent that the Latest Balance Sheet was not prepared in accordance with generally accepted accounting principles (based upon authoritative accounting pronouncements and literature in effect on the Closing
Date) and as a result the Net Asset Amount would otherwise be overstated as of the Closing Date, the Closing Balance Sheet shall be prepared and the Net Asset Amount shall be determined in accordance with generally accepted accounting principles as in effect on the Closing Date, and (f) all accounting entries (including all liabilities and accruals) shall be taken into account regardless of their amount and all errors and omissions shall be corrected and all adjustments made.

         2.5 Contingent Consideration.

                  (a) Receipt of payment of the Contingent Consideration is contingent on a division of CBI which includes only the Business of Seller purchased hereunder, as then currently conducted (the "Rich/Florin Division") achieving certain EBITA (as hereinafter defined) objectives (the "Contingent Payment Target") that are measured according to generally accepted accounting principles. Until December 31, 2005, Purchasers shall maintain the Rich/Florin Division as a separate operation with separate books and records, including but not limited to, separate profit and loss statements and balance sheets. Each payment of Contingent Consideration, if any, shall be in the form of 60% cash and 40% Clark/Bardes Holdings, Inc. Common Stock ("Holdings Stock") (such stock consideration to be referred to hereafter as "Common Stock Consideration"). In the event Holdings is no longer a publicly traded stock on The Nasdaq National Market or a national securities exchange as a result of the acquisition or merger of Holdings into another entity or as a result of a going private transaction, from such date thereafter, the Contingent Consideration shall be payable 100% in cash. Revenue shall be deemed earned for purposes of meeting the Contingent Payment Target when it is generated by the Rich/Florin Division and is recognized by the Purchasers as revenue for accounting purposes in accordance with generally accepted accounting principles consistently applied by Purchasers. The following table shows the annual Contingent Payment Target and the related Contingent Consideration payment:


                                                                                 CONTINGENT
                                                        CONTINGENT             CONSIDERATION
                      YEAR-ENDED                      PAYMENT TARGET              PAYMENT
                      ----------                      --------------           -------------
                   December 31, 2001                    $3,000,000              $2,000,000
                   December 31, 2002                     5,200,000               2,250,000
                   December 31, 2003                     6,760,000               2,500,000
                   December 31, 2004                     8,788,000               2,750,000



The full amount of the Contingent Consideration payment will be paid upon the EBITA levels of the Rich/Florin Division meeting or exceeding the specified EBITA Target, and will be reduced $2.00 for each $1.00 in which actual EBITA is below the Contingent Payment Target.

                  (b) Within sixty (60) days of the end of each calendar year, from 2001 through 2004 (the "EBITA Target Period"), Purchasers shall prepare at their own expense, and deliver to Seller, a calculation of the EBITA for the relevant period, together with a certification of Purchasers signed by an authorized officer of Purchasers that it was prepared in accordance with this Agreement (the "Initial Annual Determination"). In connection therewith, Purchasers shall provide Seller with such back-up information and calculations as Seller may reasonably request (the "Backup"). Purchasers shall pay into an interest bearing escrow account with the Escrow Agent the amount of the Initial Annual Determination within ten (10) days of its determination. Such amount shall be held in escrow until the Adjusted Annual Determination (as hereinafter defined) is finally determined in accordance with the terms hereof. Any interest earned on such amount shall be payable to the Seller.

                  (c) If Seller does not agree that the Initial Annual Determination correctly states the EBITA of the Rich/Florin Division through the EBITA Target Period under examination, the Seller shall promptly (but not later than thirty (30) days after delivery of such Initial Annual Determination) give written notice to Purchasers of any exceptions thereto (in reasonable detail describing the nature of the disagreement asserted). If Seller and Purchasers reconcile their differences, the Initial Annual Determination shall be adjusted accordingly (as so adjusted, the "Adjusted Annual Determination") and shall thereupon become final and conclusive upon all of the parties hereto. If Seller and Purchasers are unable to reconcile their differences in writing within twenty (20) days after written notice of exceptions is delivered by the Seller, the items in dispute shall be submitted to the Chicago office of a mutually acceptable accounting firm selected from among the twenty largest accounting firms in the United States in terms of gross revenue for final determination (the "Independent Auditors"). If Seller and Purchasers are unable to mutually agree on such accounting firm within five (5) days after expiration of the twenty (20) day period, the Chicago office of a "big-five" accounting firm, which accounting firm has not within the previous two years performed services for Purchasers or Seller or any affiliate, shall be selected by lot after elimination of one firm by the Seller and one firm by Purchasers. The determination of the accounting firm so selected shall be set forth in writing and shall be conclusive and binding upon the parties. The Initial Annual Determination shall be deemed adjusted (as so adjusted, the "Adjusted Annual Determination") in accordance with the determination of the Independent Auditors and shall become binding, final and conclusive upon all of the parties hereto. The Independent Auditors shall consider only the items in dispute and shall be instructed to act within thirty (30) days (or such longer period as the Seller and Purchasers may agree) to resolve all items in dispute. If Seller does not give notice of any exception within thirty (30) days after the delivery of an Initial Annual Determination or if Seller in its discretion gives written notification of its acceptance of an Initial Annual Determination prior to the end of such 30-day period, such Initial Annual Determination shall thereupon become binding, final and conclusive upon all the parties hereto.

                  (d) The Independent Auditors shall determine the party (i.e., Purchasers or Seller) whose asserted position as to the amount of EBITA under examination before the Independent Auditors is furthest from the determination thereof by the Independent Auditors, and the non-prevailing party shall pay the fees and expenses of the Independent Auditors.

                  (e) For purposes of this Section 2.5, "EBITA" means Gross Revenue less Expenses for any year in the EBITA Target Period. For purposes of this Section 2.5(e), "Gross Revenue" means all and every kind of revenue generated by the Rich/Florin Division following the Closing Date. "Expenses" means expenses of the Rich/Florin Division (excluding any corporate overhead allocation related to CBH or its affiliates) and of a nature historically recognized as an expense by Seller in the conduct of its business operations including depreciation and bonuses.

                  (f) In the event that the Shareholders (while employees of CBI) receive instructions from CBI or the management of CBI pursuant to the Rich Employment Agreement (as hereinafter defined) or the Florin Employment Agreement (as hereinafter defined) to not take an "Authority Action" (as such term is defined in such Employment Agreements) or to take any Authority Action over the written objection of the Shareholders and such actions result in (i) a material reduction of the types of services sold which generate Gross Revenue for the Rich/Florin Division, or (ii) cause a material decrease in the personnel made available to sell products or perform services generating such Gross Revenue, or
(iii) result in a material increase in expenses of the Rich/Florin Division, or
(iv) purchase a competitor of the Business of the Rich/Florin Division, as such Business is conducted as of the date hereof, listed on Schedule 2.5(f), the Seller and Purchaser shall make an equitable adjustment to the Contingent Payment Targets to compensate for such adverse effect. In the event the Purchasers and Shareholders cannot agree on such equitable adjustment, the Independent Auditors will receive the items or amounts in dispute and compute such adjustment. Such determination shall be made in writing within thirty (30) days after the date on which the Independent Auditors begin their review and shall be final and binding on the parties. The fees, costs and expenses of the Independent Auditors shall be paid by the party whose calculation of the equitable adjustment is further from the Independent Auditors' calculation.

         2.6 Holdings Stock.

                  (a) As to the Stock portion of the Contingent Consideration, the Holdings Stock shall be valued at the average closing price of the Holdings Stock on the NASDAQ National Market, as published in the Wall Street Journal, for the ten (10) trading days immediately prior to the date of payment. If the principal market for the Holdings Stock is not on The Nasdaq National Market, New York Stock Exchange or a national securities exchange and the Holdings Stock is quoted on the National Association of Securities Dealers Automated Quotations System, the Holding Stock shall be valued at the average of the means between the closing bids and the closing asked prices for the Holdings Stock for the ten
(10) trading days immediately prior to the date of payment as quoted on such System. If the Holding Stock is not quoted on the National Association of Securities Dealers Automated Quotations System, the Holding Stock shall be valued at the average of the means between the highest bids and the lowest asked prices for the Holding Stock for ten (10) trading days immediately prior to the date of payment as reported by the National Quotation Bureau, Inc.

                  (b) During the period beginning on the date of receipt of the stock and ending on the one (1) year anniversary of receipt of such stock consistent with Rule 144 (a "Restriction Period'), Seller or its assignee shall not sell, assign, exchange, transfer, distribute or otherwise dispose of (in each case, "transfer") any shares of Holdings Stock received by it hereunder except as otherwise permitted under Rule 144. The recipient of the Holdings Stock will execute an Investment Letter (as hereinafter defined) upon his or her receipt of such stock or if such recipient is not an accredited investor at the time of receipt such recipient will provide for a purchaser representative such that the recipient is an accredited investor. Following the Restriction Period, Seller may transfer its shares of Holdings Stock so long as such transfer is in accordance with the Securities Act of 1933, as amended, including Rule 144 thereunder. The certificates evidencing the Holdings Stock delivered to Seller pursuant to this Agreement shall bear a legend substantially in the form set forth below:

                  THE SHARES REPRESENTED BY THIS CERTIFICATE MAY NOT BE SOLD, ASSIGNED (OTHER THAN IN CONNECTION WITH A PLEDGE), EXCHANGED, TRANSFERRED, DISTRIBUTED, CHANGED OR OTHERWISE DISPOSED OF, AND THE ISSUER SHALL NOT BE REQUIRED TO GIVE EFFECT TO ANY ATTEMPTED SALE, ASSIGNMENT (OTHER THAN IN CONNECTION WITH A PLEDGE), EXCHANGE, TRANSFER, DISTRIBUTION, OR OTHER DISPOSITION OTHER THAN IN ACCORDANCE WITH SECTION 2.6 OF THAT CERTAIN ASSET PURCHASE AGREEMENT DATED AS OF MARCH 12, 2001, BY AND AMONG CLARK/BARDES

                  HOLDINGS, INC., CLARK/BARDES, INC., RICH, FLORIN/SOLUTIONS, INC., RICH, FLORIN/SOLUTIONS TRUST, JOSEPH R. RICH AND BETH C. FLORIN.

                  THE SHARES OF COMMON STOCK REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES LAWS OF ANY STATE OR OTHER JURISDICTION (COLLECTIVELY, THE "SECURITIES LAWS") AND MAY NOT BE SOLD, DISPOSED OF OR OTHERWISE TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION, EXCEPT IN ACCORDANCE WITH AN AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF ANY APPLICABLE SECURITIES LAWS PROVIDED THAT CLARK/BARDES HOLDINGS, INC. AND CLARK/BARDES, INC. SHALL HAVE RECEIVED AN OPINION OF COUNSEL ACCEPTABLE TO THEM CONFIRMING THAT THE REQUIREMENTS OF SUCH EXEMPTION HAVE BEEN SATISFIED.

                  (c) Seller shall not transfer any shares of the Holdings Stock at any time if such transfer would constitute a violation of any federal or state securities or "blue sky" laws, rules or regulations (collectively, "Securities Laws"), or a breach of the conditions to any exemption from registration of the Holdings Stock under any such Securities Law on which Seller is relying at the time of his sale, or a breach of any undertaking or agreement of Seller entered into with Holdings pursuant to such Securities Laws or in connection with obtaining an exemption thereunder.

                  (d) For purposes of this Agreement (and the restrictions set forth in this Section 2.6), the term "Holdings Stock" shall mean and include (i) the shares of common stock of Holdings issued, granted, conveyed and delivered to Seller pursuant to Section 2.5 hereof, and (ii) any and all other additional shares of capital stock of Holdings issued or delivered by Holdings with respect to the shares of Holdings Stock described in clause (i) hereof, including without limitation any shares of capital stock of Holdings issued or delivered with respect to such shares as a result of any stock split, stock dividend, stock distribution, recapitalization or similar transaction.

                                   ARTICLE 3
                        REPRESENTATIONS AND WARRANTIES OF
                         SELLER, TRUST AND SHAREHOLDERS

         As an inducement to Purchasers to enter into this Agreement, Seller, the Trust and the Shareholders hereby, jointly and severally, represent and warrant to Purchasers as of the date hereof and as of the Closing Date that:

         3.1 Organization and Power. Seller is a corporation duly organized, validly existing and in good standing under the laws of Massachusetts. Trust is a business trust duly organized, validly existing and in good standing under the laws of Massachusetts. Seller is qualified to do business as a foreign corporation and is in good standing in the jurisdictions specified on the "Qualifications Schedule" attached hereto as Schedule 3.1, which are all jurisdictions in which ownership of its properties or the conduct of its business requires it to be so qualified except where failure to be so qualified would not have a material adverse effect on the Business. Seller and Trust each has all requisite power and authority and all material licenses, permits and other authorizations necessary to own and operate its properties and to carry on its business as now conducted as they relate to the Business. The copies of the certificate of incorporation and by-laws of Seller which have been previously furnished to Purchasers reflect all amendments made thereto at any time prior to the date of this Agreement and are correct and complete in all material respects. The copy of the Declaration of Trust of the Trust previously furnished to Purchasers reflects all amendments made thereto at any time prior to the date of this Agreement and is correct and complete in all material respects.

         3.2 Subsidiaries. Seller owns no stock, partnership interest, joint venture interest or other security or interest in any other corporation, organization or entity related to the Business. Trust owns no stock, partnership interest or other assets other than the stock of the Seller.

         3.3 Authorization; No Breach. The execution, delivery and performance of this Agreement and the other agreements contemplated hereby and the consummation of the transactions contemplated hereby and thereby have been duly and validly authorized by Seller and the Trust. No other corporate act or proceeding on the part of Seller, its Board of Directors or its shareholders is necessary to authorize the execution, delivery or performance by the Seller of this Agreement, any other agreement contemplated hereby or the consummation of the transactions contemplated hereby or thereby. No other act or proceeding on the part of the Trust, its shareholders or its beneficiaries is necessary to authorize the execution, delivery or performance by the Trust of this Agreement, any other agreement contemplated hereby or the consummation of the transactions contemplated hereby or thereby. This Agreement has been duly executed and delivered by Seller, the Trust and the Shareholders and this Agreement constitutes and the other agreements contemplated hereby upon execution and delivery by Seller, the Trust and the Shareholders shall each constitute, a valid and binding obligation of Seller, the Trust and the Shareholders, as applicable, enforceable in accordance with their terms. Except as set forth on
Schedule 3.14, the execution, delivery and performance of this Agreement and the other agreements contemplated hereby by Seller, the Trust and the Shareholders and the consummation of the transactions contemplated hereby and thereby do not and shall not (a) conflict with or result in any breach of any of the provisions of, (b) constitute a default under, result in a violation of, or cause the acceleration of any obligation under, (c) result in the creation of any lien, security interest, charge or encumbrance upon any of the Purchased Assets under, or (d) require any authorization, consent, approval, exemption or other action by or notice to any court or other governmental body under the provisions of Seller's certificate of incorporation, or its by-laws, the Trust's declaration of trust, any indenture, mortgage, lease, loan agreement or other agreement or instrument to which Seller, the Trust or the Shareholders are bound or affected or any law, statute, rule, regulation, judgment, order or decree to which Seller, the Trust or the Shareholders are subject or by which any of the Purchased Assets are bound.

         3.4 Financial Statements. Seller has furnished or prior to Closing will furnish Purchasers with copies of (a) its audited balance sheet as of December 31, 2000 and the related audited financial statements for the twelve-month period then ended, (b) its audited balance sheets as of December 31, 1999 and December 31, 1998 and the related audited financial statements for the fiscal years then ended, and (c) unaudited financial statements for the Seller as at and for the two-month period ended February 28, 2001. Each of the foregoing financial statements has been based upon the information contained in Seller's books and records (which are accurate and complete in all material respects) and fairly presents the financial condition and results of operations of Seller as of the times and for the periods referred to therein, and such financial statements contain proper accruals and adequate reserves consistent with generally accepted accounting principles and have been prepared in accordance with generally accepted accounting principles, consistently applied throughout the periods indicated, except as otherwise noted therein.

                  3.5 Completeness of Financial Projections. All financial commitments and obligations of the Business, as currently conducted and without including any expenses, liabilities or obligations of the transactions contemplated hereunder, whether verbal or written, including loans, bonuses of any type, judgments, settlements, contingent liabilities or other obligations, have been included in the financial projections provided by the Seller dated October 2000. Nothing herein shall be deemed to be a representation, warranty or guaranty of the attainment by the Rich/Florin Division after the Closing of any financial projections or estimates provided by Seller to the Purchasers.

                  3.6 Absence of Undisclosed Liabilities. As of the Closing (as defined in Section 8.1), Seller shall have no liabilities or obligations whether accrued, absolute, contingent, unliquidated or otherwise, whether or not known to Seller, whether due or to become due, arising out of or related to transactions entered into at or prior to the Closing, or out of any action or inaction by Seller or any employee, agent, licensee or contractor of any of them at or prior to the Closing, or out of any state of facts existing at or prior to the Closing, regardless of when any such liability or obligation is asserted, including, without limitation, taxes with respect to or based upon transactions or events occurring on or before the Closing or any errors in billing by Seller with respect to transactions or events occurring on or before the Closing, except (a) liabilities and obligations with respect to post Closing Date actions taken by Purchasers or related to business of the Purchasers under agreements, contracts, leases or commitments described on the Leases Schedule (as defined in Section 3.8(b) hereof) and the Contracts Schedule and the Customer Contracts Schedule (as such terms are defined in Section 3.10 hereof) or under agreements, leases, contracts and commitments which are not required pursuant to this Agreement to be disclosed thereon (but not liabilities for breaches thereof),
(b) liabilities and obligations reflected on Seller's Latest Balance Sheet, and
(c) liabilities and obligations which have arisen after the date of Seller's Latest Balance Sheet in the ordinary course of business (none of which is a liability for breach of contract, breach of warranty, tort, infringement, claim or lawsuit).

                  3.7 No Material Adverse Changes/Absence of Certain Developments. Since the date of the Latest Balance Sheet, there has been no material adverse change in the financial condition, operating results, assets, operations, employee relations, customer relations or business prospects of Seller. Except as set forth in the "Developments Schedule" attached hereto as
Schedule 3.7, since the date of the Latest Balance Sheet, Seller has not:

                  (a) borrowed or agreed to borrow any amount or incurred or become subject to any material liabilities, except current liabilities incurred in the ordinary course of business and liabilities under contracts entered into in the ordinary course of business;

                  (b) discharged or satisfied, or agreed to discharge or satisfy, any material lien or encumbrance or paid any material liability, other than current liabilities paid in the ordinary course of business;

                  (c) mortgaged, pledged or subjected to any lien, charge or any other encumbrance, any portion of the Purchased Assets, except liens for current property taxes not yet due and payable;

                  (d) sold, assigned or transferred, or agreed to do so, any of the Purchased Assets, except in the ordinary course of business or canceled without fair consideration any material debts or claims owing to or held by it;

                  (e) sold, assigned, transferred, abandoned or permitted to lapse any patents, trademarks, trade names, copyrights, trade secrets or other intangible assets, or disclosed any material proprietary confidential information to any person;

                  (f) made or granted, or agreed to make or grant, any bonus or any wage or salary increase to any employee or group of employees or made or granted any increase in any employee benefit plan or arrangement (except in accordance with past custom and practice), or amended or terminated, or agreed to terminate or amend, any existing employee benefit plan or arrangement or adopted any new employee benefit plan or arrangement;

                  (g) made, or agreed to make, any capital expenditures or commitments therefore that aggregate in excess of $10,000 other than in the ordinary course of business and consistent with past practices;

                  (h) made, or agreed to make, any loans or advances to, or guarantees for the benefit of, any persons;

                  (i) suffered any extraordinary losses or waived any rights of material value, whether or not in the ordinary course of business or consistent with past practice;

                  (j) entered into, or agreed to enter into, any other material transaction other than in the ordinary course of business;

                  (k) made, or agreed to make, any charitable contributions or pledges;

                  (l) failed to replenish the Seller's supplies in a normal and customary manner consistent with its prior practice, or made any purchase commitment of services or goods in excess of the normal, ordinary and usual requirements of its business or at any price in excess of the then current market price or upon terms and conditions more onerous than those usual and customary in the industry, or made any change in its selling, pricing, advertising or personnel practice inconsistent with its prior practice;

                  (m) failed to make any scheduled payment with respect to any debt agreements or instruments; or

                  (n) suffered any material damage, destruction or casualty loss to the Purchased Assets, whether or not covered by insurance.

         3.8 Title and Condition of Properties.

                  (a) The Seller owns no real estate.

                  (b) The leases described on the "Leases Schedule" attached hereto as Schedule 3.8(b) (the "Lease") are in full force and effect, and Seller (as indicated on such schedule) holds a valid and existing leasehold interest under such leases for the term set forth in such leases. The leases described on the Leases Schedule constitute the only leases under which Seller holds a leasehold interest in real estate. Seller has delivered to Purchasers complete and accurate copies of the leases described on the Leases Schedule, and such leases have not been modified in any respect, except to the extent that such modifications are disclosed by the copies delivered to Purchasers. Seller is not in default under such leases, and no other party to such leases has the right currently to terminate, accelerate performance under or otherwise modify such lease, including upon the giving of notice or the passage of time. To the Seller's knowledge, no third party to such leases is in default under such lease.

                  (c) The real estate demised by the leases described on the Leases Schedule constitutes all of the real estate owned, used or occupied by Seller, and no other real estate is necessary for the conduct of the Business as currently conducted.

                  (d) Seller owns good and marketable title, free and clear of all liens, charges, security interests, encumbrances, encroachments and claims of others, to all of the Purchased Assets, except for leased equipment, for liens of current taxes not yet due and payable (which shall be pro-rated) and liens disclosed on the Latest Balance Sheet ("Permitted Encumbrances"), and all of such personal property as is necessary in the conduct of the Business as currently conducted. At the Closing, Seller shall sell, assign, transfer and convey to Purchasers by customary Bill of Sale good and marketable title to all of the personal property included within the Purchased Assets, free and clear of all liens, security interests, charges, encumbrances and claims of others, other than Permitted Encumbrances.

                  (e) Seller's leased premises, equipment and other tangible assets are in good condition and repair in all material respects, normal wear and tear excepted, and are usable in the ordinary course of business. Seller owns or leases under valid leases all buildings, equipment and other tangible assets necessary for the conduct of the Business as currently conducted.

                  (f) Seller has received no notice of any violation of any applicable zoning, building, fire or other ordinance or other law, regulation or requirement relating to the operation of owned or leased properties, including, without limitation, applicable environmental protection and occupational health and safety laws and regulations. Within the three years prior to the date of this Agreement, Seller has received no notice of any such violation or any condemnation proceeding with respect to any properties owned, used or leased by Seller.

                  (g) The Purchased Assets, together with the services and arrangements described on the Contracts Schedule, comprise all assets and services required for the continued conduct of the Business as now being conducted. Except for the Excluded Assets, the Purchased Assets, taken as a whole, constitute all the properties and assets relating to or used or held for use in connection with the Business during the past twelve months (except supplies utilized, cash disposed of, accounts receivable collected, prepaid expenses realized, contracts fully performed, properties or assets replaced by equivalent or superior properties or assets, in each case in the ordinary course of business). Except for the Excluded Assets, there are no assets or properties used in the operation of the Business and owned by any Person other than the Seller that will not be leased or licensed to the Purchasers under valid, current leases or license arrangements. The Purchased Assets are in all material respects adequate for the purposes for which such assets are currently used or are held for use, and are in reasonably good repair and operating condition (subject to normal wear and tear) and to the Seller's knowledge, there are no facts or conditions affecting the Purchased Assets which could, individually or in the aggregate, be reasonably expected to interfere in any material respect with the use, occupancy or operation thereof as currently used, occupied or operated, or their adequacy for such use.

         3.9 Tax Matters.

                  (a) Seller has filed all federal, foreign, state and local tax information and tax returns of any and every nature and description (the "Returns") required to be filed by it or has filed statutory extensions for such Returns (all such returns being accurate and complete in all respects) and has paid or made provision for the payment of all taxes and other governmental charges (including without limitation any interest, penalty or additions to tax thereto) which are shown to be due on said Returns or are claimed in writing to be due from Seller or imposed on Seller or its properties, assets, income, franchises, leases, licenses, sales or use, by any federal, state, local or foreign taxing authorities (collectively, the "Taxes") on or prior to the date hereof, other than Taxes which are being contested in good faith and by appropriate proceedings and as to which Seller has set aside on its books adequate reserves or which may be attributable to the transactions contemplated hereby. The amounts recorded as reserves for Taxes on a gross or net basis on the Latest Balance Sheet are sufficient in the aggregate for payment by Seller of all unpaid Taxes (including any interest or penalties thereon) for the period ended as of the date of the Latest Balance Sheet or for any year or period prior thereto. Neither the IRS nor any state, local or foreign taxing authority has ever audited any income tax return of the Seller, whether singly or as a member of an affiliated group.

         There have not been, nor are there currently outstanding, any disputes or claims for any Taxes of Seller either raised by a taxing authority in writing or to which the Seller has knowledge, the result of which could result in an encumbrance on any of the Purchased Assets or the Business. Seller has not been required to give any currently effective waivers extending the statutory period of limitation applicable to any Tax of Seller. Seller has provided to Purchasers or their representatives complete and correct copies of its federal, state and local income tax returns filed on or prior to the date hereof and all examination reports, if any, relating to the audit of such returns by the IRS or other tax authority for each taxable year beginning on or after January 1, 1996. Except as disclosed in Schedule 3.9, there exists no proposed assessment against Seller or the Shareholders or notice, whether formal or informal, of any deficiency or claim for additional Tax (including, without limitation, interest, additions to tax or penalties).

                  (b) All monies required to be withheld from employees, independent contractors, shareholders, or creditors of Seller for Taxes, including, but not limited to, income taxes, back-up withholding taxes, social security and unemployment insurance taxes or collected from customers or others as Taxes, including, but not limited to, sales, use or other taxes, have been withheld or collected and paid, when due, to the appropriate governmental authority, or if such payment is not yet due, an adequate reserve has been established for such Taxes.

                  (c) Seller has not made any payments, is not obligated to make any payments, nor is a party to any agreement that could obligate it to make any payments that will not be deductible under Code Section 280G.

                  (d) Trust represents that it is a trust described in Section 1361(c)(2)(iv) of the Code and therefore is a permissible shareholder of the Seller for subchapter S corporation purposes.

         3.10 Contracts and Commitments.

                  (a) Except as set forth in Section 3.16 or in the "Contracts Schedule" attached hereto as Schedule 3.10(a) or in the "Customer Contracts Schedule" attached hereto as Schedule 3.10(d), Seller is not a party to any:

                           (i) bonus, pension, profit sharing, retirement or deferred compensation plan or stock purchase, stock option, hospitalization insurance or similar plan or practice, whether formal or informal, or severance agreements or arrangements or contracts requiring Seller to pay post-retirement medical benefits;

                           (ii) contract for the employment of any officer, individual employee or other person on a full-time, part-time or consulting basis;

                           (iii) mortgaging, pledging or otherwise placing a lien on any of the Purchased Assets;

                           (iv) guarantee of any obligation for borrowed money or otherwise, other than endorsements made for collection in the ordinary course of business;

                           (v) agreement or commitment with respect to the lending or investing of funds to or in other persons or entities;

                           (vi) license or royalty agreement related to the Business;

                           (vii) lease or agreement related to the Business under which it is lessee of or holds or operates any personal property owned by any other party;

                           (viii) lease or agreement related to the Business under which it is lessor of or permits any third party to hold or operate any property, real or personal, owned or controlled by it;

                           (ix) contract or group of related contracts related to the Business with the same party for the purchase or sale of products or services other than the Customer Contracts (as defined in Section 3.10(d) hereof);

                           (x) other contract related to the Business with any party continuing over a period of more than six months from the date or dates thereof, not terminable by it on sixty (60) days' or less notice without penalties;

                           (xi) contract which prohibits it from freely engaging in business anywhere in the world;

                           (xii) contract relating to the distribution of its products as it relates to the Business; or

                           (xiii) other agreements material to the Business whether or not entered into in the ordinary course of business.

                  (b) Except as specifically disclosed in the Contracts Schedule or the Customer Contracts Schedule, (i) no contract or commitment related to the Business has been breached in any respect or canceled by the other party to the Seller's knowledge, (ii) since December 31, 2000, no supplier of the Business has notified Seller that it shall stop or decrease in any material respect the rate of business done with Seller, (iii) Seller has in all respects performed all the obligations required to be performed by it to the date of this Agreement and is not in receipt of any claim of default under any material lease, contract, commitment or other agreement related to the Business to which it is a party; (iv) to the Seller's knowledge, no event has occurred which with the passage of time or the giving of notice or both would reasonably be expected to result in a breach or default under any lease, contract, instrument or other agreement related to the Business to which Seller is a party and which is related to the Business; and (v) Seller is not a party to any contract which is adverse to the Business's operations, financial condition, operating results or business prospects.

                  (c) Purchasers have been supplied with a true and correct copy of all written contracts which are referred to on the Contract Schedule and Customer Contracts Schedule, together with all amendments, waivers or other changes thereto.

                  (d) Except as disclosed on Schedule 3.10(d), Seller has no knowledge of any (i) pending or threatened termination, cancellation, limitation, modification or change outside the ordinary course of Seller's business relationship with any customer or group of customers related to the Business or (ii) changes or pending changes in any law, rule, regulation, technology, or business relationship or other circumstance that could result in the loss of any customers related to the Business after the date hereof. Except as indicated on the Customer Contract Schedule, (A) each contract, agreement or lease with customers of Seller relating to the Business ("Customer Contracts") is valid, enforceable and in full force and effect in accordance with the terms thereof, (B) to the Seller's knowledge, there is no existing default or event or condition which, with notice or lapse of time or both, could be reasonably expected to constitute an event of default under any Customer Contract, (C) no Customer Contract has been amended, modified, supplemented or otherwise altered orally, in writing or by course of conduct, (D) no Customer

Contract requires the consent of the Customer or any other party to affect a valid assignment thereof to Purchasers without causing a default or giving rise to a right of termination thereunder and (E) each Customer Contract complies with all applicable laws, rules and regulations. Except as set forth in the Customer Contract Schedule, neither the Seller nor any Shareholder has any knowledge of any (i) pending or threatened termination, cancellation, limitation, modification or change in any of Seller's business relationships with any customer or group of customers related to the Business or (ii) changes or pending changes in any law, rule, regulation, technology, or business relationship or other circumstance that could be reasonably expected to result in the loss of any customers related to the Business after the date hereof.

         3.11 Proprietary Rights. Set forth on the "Proprietary Rights Schedule" attached hereto as Schedule 3.11 is a list of all patents, patent applications, trademarks, service marks, trade names, corporate names and copyrights owned by Seller which are related to the Business or used by Seller in the conduct of the Business. Seller owns and possesses all right, title and interest in and to the proprietary rights necessary to conduct the Business as currently conducted. Seller has taken all action to protect the proprietary rights necessary to conduct the Business as currently conducted. Seller has not received any notices of infringement, misappropriation, invalidity or conflict from any third party with respect to such proprietary rights. Seller has not infringed, misappropriated or otherwise conflicted with any proprietary rights of any third parties and, to the Seller's knowledge, Seller's proprietary rights have not been infringed by any third parties.

         3.12 Litigation; Proceedings. Except as disclosed on the "Litigation Schedule" attached hereto as Schedule 3.12, there are no actions, suits, proceedings, orders or investigations pending or, to Seller's knowledge, threatened against or affecting Seller or the Business or the Shareholders at law or in equity, or before or by any federal, state, municipal or other governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign. No officer, director, employee or agent of Seller has been or is authorized to make or receive, and Seller knows of no such person making or receiving, any bribe, kickback or other illegal payment at any time. Within the three years preceding the date hereof, Seller has not received any opinion or legal advice in writing to the effect that Seller is exposed from a legal standpoint to any liability or disadvantage which may be material to the Business as previously or presently conducted. Notwithstanding anything else herein to the contrary, Seller has not received any opinion or legal advice from any legal counsel that any of its activities or conduct constitutes a basis for, or will expose the Seller to, liability, including liability for misrepresentations or false statements, concerning the cost, performance, tax treatment or results to be expected with respect to any of the plans or policies placed by Seller.

         3.13 Brokerage. There are no claims for brokerage commissions, finders fees or similar compensation in connection with the transactions contemplated by this Agreement based on any arrangement or agreement made by or on behalf of Seller other than the arrangement with Stonebridge Associates, L.L.C., whose fees shall be paid entirely by Seller.

         3.14 Governmental Consent, etc.

                  (a) No permit, consent, approval or authorization of, or declaration to or filing with, any governmental or regulatory authority is required in connection with the execution, delivery or performance of this Agreement by Seller, or the consummation by Seller of any of the transactions contemplated hereby and thereby, except as disclosed on the "Seller Consents Schedule" attached hereto as Schedule 3.14.

                  (b) The Seller Consents Schedule attached hereto as Schedule
3.14 sets forth all governmental approvals or thirty-party consents necessary for, or otherwise material to, the conduct of the Business, including but not limited to, all consents and assignments required to transfer all fees and bonuses paid by customers. Unless waived by the Purchasers, all such governmental approvals and consents have been duly obtained and are in full force and effect, and Seller is in compliance with each of such governmental approvals and consents held by it with respect to the Purchased Assets and the Business.

         3.15 Employees. To the Seller's knowledge, no key employee, nor group of Seller's employees related to the Business, has any plans to terminate employment with Seller. Seller has complied in all material respects with all applicable laws relating to the employment of labor and independent contractors related to the Business, including provisions thereof relating to wages, hours, equal opportunity, immigration, collective bargaining, disabilities, family leave and the payment of social security and other taxes. Except as disclosed on the "Employees Schedule" attached hereto as Schedule 3.15, neither the Seller nor any Shareholder has any reason to believe that the services of any of the present employees of Seller related to the Business will not be available for continued conduct of the Business after the Closing on substantially the same terms as now conducted.

         3.16 Employee Benefit Plans.

                  (a) The "Employee Benefits Schedule" attached hereto as
Schedule 3.16, contains a list of each and every employee benefit plan, within the meaning of Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), which Seller and/or any corporation, partnership or other trade or business which is or would be a member of a controlled group of corporations, group of trades or business under common control, or an affiliated service group including Seller, under the provisions of Code Section 414(b),
(c), (m) or (o) (each an "ERISA Affiliate") maintains, to which Seller or any ERISA Affiliate contributes, or is obligated to contribute, or under which any employee or former employee, officer or former officer, director, or former director, shareholders or former shareholder of Seller or any ERISA Affiliate (collectively, "Participants"), or any beneficiary of any Participant, is covered or has benefit rights and pursuant to which any liability of Seller or any ERISA Affiliate exists or is reasonably likely to occur, and each other arrangement, program or plan pursuant to which any benefit is or shall be provided by Seller or any ERISA Affiliate to any Participant or any Participant's beneficiary, whether formal or informal, including, without limitation, those providing any form of medical, health or dental insurance, life, disability and accidental death and dismemberment insurance, severance pay or benefits continuation, nonqualified deferred compensation, relocation assistance, vacation pay, tuition aid or matching gifts for charitable contributions to educational or cultural institutions (collectively, the "Benefit Plans"). A true and correct copy of each of the Benefit Plans, including all amendments thereto, has been delivered to Purchaser. Except as set forth on the "Employee Benefits Schedule", neither the Seller nor any ERISA Affiliate maintains or has entered into any Benefit Plan or other document, plan or agreement which contains any change in control provisions which would cause an increase or acceleration of benefits or benefit entitlements to Participants or their beneficiaries, or other provisions, which would cause an increase in liability of Seller or to Purchaser as a result of the transactions contemplated by this Agreement or any related action thereafter.

                  (b) All Benefit Plans have been administered in compliance with all applicable requirements of ERISA and the Code, and Seller has not incurred, and as of the Closing Date will not incur, any liability with respect to any Benefit Plan which creates a lien upon, or can be collected, from the Purchased Assets, nor which may impose, directly or indirectly, any obligation or liability on Purchaser, as a successor employer or otherwise, including without limitation any liabilities with respect to the health care continuation requirements of Code Section 4980B. It is expressly understood and agreed that Purchaser is not assuming any of the Benefit Plans and that Seller shall retain all liabilities with respect to the Benefit Plans.

                  (c) None of the Benefit Plans is or ever has been subject to Title IV of ERISA, and neither Seller nor any ERISA Affiliate is or has been required to contribute to an employee benefit plan that is a "multi-employer plan" within the meaning of Section 3(37) of ERISA nor has been so required during the five-year period ending on the Closing Date.

                  (d) Seller and all of its ERISA Affiliates have complied in all material respects with the requirements of Part 6 of Title I of ERISA and Code Section 4980B.

                  (e) Neither Seller nor any ERISA Affiliate is in possession of any written notice which would indicate that any insurance company which has issued an insurance policy or policies under any of the Benefit Plans is in danger of becoming insolvent, within the meaning of applicable state law.

                  (f) The transactions contemplated by this Agreement will not entitle any Participant or any Participant's beneficiary in any Benefit Plan to any severance benefit under the terms of any Benefit Plan or any personnel or employment policy of Seller or any ERISA Affiliate.

         3.17 Insurance. The "Insurance Schedule" attached hereto as Schedule
3.17 lists each insurance policy maintained by Seller with respect to the Purchased Assets. The Seller has delivered to the Purchasers complete and correct copies of all such policies together with all riders and amendments thereto. All of such insurance policies are in full force and effect, and Seller is not and never has been in material default with respect to its obligations under any of such insurance policies. During the three-year period ending on the date hereof, Seller has not ever been refused any insurance coverage for which it has applied or had any insurance policy canceled.

         3.18 Affiliated Transactions. Except as set forth on the "Affiliated Transaction Schedule" attached hereto as Schedule 3.18, no officer, director, shareholder or affiliate of Seller or any person related by blood or marriage to any such person or any entity in which any such person owns any beneficial interest is a party to any agreement, contract, commitment or transaction related to the Business with Seller or has any interest in any property used by Seller.

         3.19 Compliance with Laws; Permits; Certain Operations.

                  (a) Each of the Seller and the Trust and its respective officers, directors, employees, shareholders and beneficiaries, as applicable, and, to Seller's and Trust's knowledge, its respective agents have complied in all material respects with all applicable laws and regulations of foreign, federal, state and local governments and all agencies thereof which affect the Business or the Purchased Assets or to which Seller or the Trust may otherwise be subject, and no claims have been filed against Seller or the Trust alleging a violation of any such law or regulation. In particular, but without limiting the generality of the foregoing, neither Seller nor the Trust has violated, or received a notice or charge asserting any violation and neither the Seller nor the Trust nor the Shareholders have knowledge or any violation, of the Immigration Reform and Control Act of 1986, the Occupational Safety and Health Act of 1970, the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, the Resource Conservation and Recovery Act of 1976, the Toxic Substances Control Act of 1976, the Americans With Disabilities Act, or any other state or federal act (including rules and regulations thereunder) regulating or otherwise affecting the employment of aliens, employee health and safety, the environment, zoning, building, fire or other ordinances or any other aspect of the Business.

                  (b) Seller holds all of the permits, licenses, certificates and other authorizations of foreign, federal, state and local governmental agencies required for the conduct of the Business all of which are set forth in the "Permits Schedule" attached hereto as Schedule 3.19(b). Seller has not received any notice (and Seller has no reason to believe) that revocation is being considered with respect to any of such licenses, permits, certificates or authorizations, or that Seller is in violation of any such license, permit, certificate or authorization.

         3.20 Software.

                  (a) Seller has the right to use all Software (as hereinafter defined) and plans to use such Software in connection with the Business, pursuant to valid leases or licenses therefore, and, to the knowledge of Seller, all such leases and licenses are in full force and effect as of the Closing Date and there is no default, nor any event which with notice or the lapse of time or both, will become a default under any such lease or license by Seller or any other parties thereto.

                  (b) For purposes hereof, "Software" means any computer program, operating system, applications system, data base, firmware or software of any nature whatsoever, owned, used, licensed or sublicensed by Seller in the Business, whether currently used in operations, currently under development or currently inactive, including all technical manuals, issuer manuals and other documentation therefore.

         3.21 Environmental Health and Safety. Seller and its predecessors and affiliates has complied with, and is currently in compliance with all environmental, health and safety laws, and no action, suit, proceeding, hearing, investigation, charge, complaint, claim, demand or notice has been threatened, filed or commenced against it alleging any failure so to comply, alleging any liability under any environmental, health and safety laws or requesting any investigation related thereto. To Seller's knowledge, no condition exists or event has occurred which, with or without notice or the passage of time, would reasonably be expected to constitute a violation of or give rise to a lien under any environmental, health and safety laws.

         3.22 Product and Warranty Claims; Warranties. Seller has no knowledge of and has not received during the past five (5) years any claim or notice with respect to any occurrences arising out of the use of, or related to, the services designed, sold, implemented or monitored by or on behalf of Seller related to the Business, which has resulted in any claim or notice that any such service does not conform to any agreement, representation or warranty made by Seller (or implied by law) with respect to such service.

         3.23 Disclosure. Neither this Agreement nor any of the schedules, attachments or exhibits hereto contain any untrue statement of a material fact or omit a material fact necessary to make the statements contained herein or therein, in light of the circumstances in which they were made, not misleading. There is no material fact which has not been disclosed in writing to Purchasers of which the Seller or the Shareholders is aware and which materially adversely affects the Business or the Purchased Assets.

         3.24 Customers. The Seller has delivered to Purchasers an accurate list of all customers of Seller, including any customers with respect to which any transactions are pending as of the date hereof.

                                   ARTICLE 4
                  REPRESENTATIONS AND WARRANTIES OF PURCHASERS

         Purchasers hereby, jointly and severally, represent and warrant to Seller as of the date hereof and as of the Closing Date that:

         4.1 Corporate Organization and Power. Each Purchaser is a corporation duly organized and validly existing under the laws of the State of Delaware with full corporate power and authority to enter into this Agreement and the other agreements contemplated hereby and perform its respective obligations hereunder and thereunder.

         4.2 Authorization. The execution, delivery and performance by each Purchaser of this Agreement and the other agreements contemplated hereby and the consummation of the transactions contemplated hereby and thereby have been duly and validly authorized by all requisite corporate action, and no other corporate act or proceedings on the part of either Purchaser are necessary to authorize the execution, delivery or performance of this Agreement, any other agreements contemplated hereby or the consummation of the transactions contemplated hereby or thereby. This Agreement has been duly executed and delivered by each Purchaser and constitutes and, upon execution and delivery by each Purchaser, the other agreements contemplated hereby shall each constitute a valid and binding obligation of each Purchaser enforceable against each Purchaser in accordance with their respective terms.

         4.3 No Violation. Neither Purchaser is subject to or obligated under its respective articles of incorporation, any applicable law, rule or regulation of any governmental authority, or any agreement or instrument, or any license, franchise or permit, or subject to any order, writ, injunction or decree which would materially, adversely affect its ability to perform this Agreement or the other agreements contemplated hereby.

         4.4 Litigation. There are no actions, suits, proceedings, orders or investigations pending or, to the best of each Purchaser's knowledge, threatened against or affecting such

Purchaser, at law or in equity, or before or by any federal, state, municipal or other governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign, which would materially adversely affect such Purchaser's performance under this Agreement or the consummation of the transactions contemplated hereby except in connection with (i) a complaint filed in the Circuit Court of the State of Oregon for the County of Multnomah in the matter of M Financial Holdings Incorporated and M Life Insurance Company v. Ronald D. Stockfleth and Clark/Bardes Holdings, Inc., Case No. 00056 0566, (ii) a complaint filed in the United States District Court for the District of Maryland in the matter of Constellation Energy Group, Inc., et al. v. Clark/Bardes, Inc., Case No. MJG 00 CV 2255, and (iii) a complaint filed in the Superior Court of State of Arizona for the County of Maricopa in the matter of Madge A. Kunkel v. Banner Health System, Health Care Compensation Strategies and Pacific Life and Annuity Company, Case No. CV2001-001271. Purchasers do not believe that an adverse ruling in any of the above mentioned cases will have a material adverse effect on the Purchasers which would prevent Purchasers from fulfilling their obligations to Seller hereunder.

         4.5 Brokerage. There are no claims for brokerage commissions, finders fees or similar compensation in connection with the transactions contemplated by this Agreement based on any arrangement or agreement made by or on behalf of Purchasers.

         4.6 Governmental Consent, etc.

                  (a) No permit, consent, approval or authorization of, or declaration to or filing with, any governmental or regulatory authority is required in connection with the execution, delivery or performance of this Agreement by Purchasers, or the consummation by Purchasers of any of the transactions contemplated hereby and thereby, except as disclosed on the "Purchasers Consents Schedule" attached hereto as Schedule 4.6.

                  (b) The Purchasers Consents Schedule attached hereto as
Schedule 4.6 sets forth all governmental approvals or third-party consents necessary for, or otherwise material to, the conduct of the Purchasers' business, including but not limited to, all consents and assignments required to transfer all fees and bonuses paid by customers. Unless waived by the Seller, all such governmental approvals and consents have been duly obtained and are in full force and effect, and Purchasers are in compliance with each of such governmental approvals and consents held by them.

         4.7 Issuance of Holdings Stock. The Holdings Stock will, when issued, be duly authorized, validly issued, fully paid and nonassessable.

         4.8 SEC Reports. Holdings has timely filed all necessary reports pursuant to the Securities Exchange Act of 1934, as amended. The SEC reports of Holdings did not contain when filed any untrue statement of a material fact or omit to state a material fact required to be stated or incorporated by reference therein or necessary in order to make the statements and information therein, in light of the circumstances under which they were made, not misleading.

         4.9 Disclosure. There is no material fact that has not been disclosed in writing to the Seller of which any officer, director or key employee of Purchasers is aware and which could reasonably be anticipated to have a material adverse effect on the financial condition, credit, business, properties or operations of Holdings and its subsidiaries taken as a whole, or the ability of the Purchasers to perform their obligations under this Agreement.

                                   ARTICLE 5
                           COVENANTS PRIOR TO CLOSING

         5.1 Affirmative Covenants. Prior to the Closing, Seller shall:

                  (a) conduct the Business only in the usual and ordinary course of business in accordance with past custom and practice;

                  (b) keep in full force and effect its corporate existence and all material rights, franchises and intellectual property;

                  (c) use commercially reasonable efforts to retain its employees and preserve its present business relationships and continue to compensate such employees in accordance with past custom and practice;

                  (d) maintain the Purchased Assets in good and customary repair, order and condition, normal wear and tear excepted, and maintain insurance reasonably comparable to that in effect on the date of this Agreement; replace in accordance with past practice its inoperable, worn out and obsolete assets with assets of comparable quality; in the event of any casualty, loss or damage to any of the Purchased Assets prior to Closing, either repair or replace such assets with assets of comparable quality or, if Purchasers agree, transfer to Purchasers at Closing the proceeds of any insurance recovery with respect thereto;

                  (e) maintain its books, accounts and records in accordance with past custom and practice as used in the preparation of the financial statements described in Section 3.4 hereof and file with the appropriate taxing authorities any and all returns or statutory extensions therefore required to be filed by them for the periods covered thereby;

                  (f) permit Purchasers and their employees, agents, accounting and legal representatives and potential lenders and their representatives to have access to its books, records, invoices, contracts, leases, key personnel with Seller's consent, independent accountants, property, facilities, equipment and other things reasonably related to the Business or the Purchased Assets;

                  (g) use its best efforts to obtain all consents and approvals necessary or desirable to consummate the transactions contemplated hereby and to cause the other conditions to Purchasers' obligation to close to be satisfied;

                  (h) pay accounts payable and other obligations of the Business when they become due and payable in the ordinary course of business consistent with prior practice;

                  (i) promptly inform Purchasers in writing of any variances from the representations and warranties contained in Article 3 hereof; and

                  (j) contribute to each Benefit Plan that is intended to be a qualified plan under Code Section 401(a) an amount sufficient to satisfy any benefit or expense obligation that will have accrued thereunder as of the Closing Date and as to which they have not, as of the Closing Date, made a full and complete contribution, whether or not the legal deadline for making a contribution has then yet arrived.

         5.2 Negative Covenants. Prior to the Closing, without the prior written consent of Purchasers, Seller shall not:

                  (a) directly or indirectly (including through any agent, broker, finder or other third party), offer to sell, merge, consolidate or otherwise dispose of, negotiate for the sale, merger, consolidation or other disposition of, initiate or continue discussions concerning the sale, merger, consolidation or other disposition of, Seller as a whole, or the sale or other disposition of any of its shares of capital stock or any of the Purchased Assets (other than inventory in the ordinary course of business);

                  (b) take or omit to take any action, or permit its affiliates to take or omit to take any action, which would reasonably be anticipated to have a material and adverse effect upon the Business or the Purchased Assets; or

                  (c) declare, set aside, or pay any dividend or make any non-cash or non-marketable security distribution with respect to its capital stock or redeem, purchase or otherwise acquire any of its capital stock.

                                   ARTICLE 6
                  CONDITIONS TO PURCHASERS' OBLIGATION TO CLOSE

         6.1 Conditions to Purchasers' Obligation. The obligation of Purchasers to consummate the transactions contemplated by this Agreement is subject to the satisfaction of the following conditions on or before the Closing Date:

                  (a) the representations and warranties set forth in Article 3 hereof shall be true and correct in all material respects at and as of the Closing as though then made and as though the Closing Date was substituted for the date of this Agreement;

                  (b) Seller shall have performed in all material respects all of the covenants and agreements required to be performed by it under this Agreement prior to the Closing;

                  (c) there shall have been no material adverse change in the operations, financial condition, operating results, assets or business prospects of the Business, and there shall have been no material casualty loss or damage to the Purchased Assets, taken as a whole, whether or not covered by insurance;

                  (d) all consents by third parties that are required for the transfer of the Purchased Assets and the Business to Purchasers as contemplated hereby, that are required for the consummation of the transactions contemplated hereby or that are required to prevent a breach of, or a default under or a termination or modification of any instrument, contract, license, lease or other agreement to which Seller is a party or to which any of the Purchased Assets are subject, and releases of all liens, charges, security interests, encumbrances and claims of others on or with respect to the Purchased Assets shall have been obtained on terms and conditions satisfactory to Purchasers in their reasonable discretion;

                  (e) no action or proceeding before any court or government body shall be pending or threatened which, in the judgment of Purchasers, made in good faith and upon the advice of counsel, makes it inadvisable or undesirable to consummate the transactions contemplated hereby by reason of the probability that the action or proceeding shall result in a judgment, decree or order which would prevent the carrying out of this Agreement or any of the transactions contemplated hereby, declare unlawful the transactions contemplated by this Agreement, cause such transactions to be rescinded or affect the value or use of the Purchased Assets or Business;

                  (f) Purchasers shall have received from Seller's counsel, Epstein Becker & Green P.C. an opinion in substantially the form set forth in Exhibit C attached hereto, addressed to Purchasers and dated the Closing Date;

                  (g) Purchasers may obtain at Purchasers' expense, UCC search reports ("UCC Searches") of Seller disclosing no liens or encumbrances against the Purchased Assets, other than the Permitted Encumbrances. If the UCC Searches disclose any title encumbrances, defects, liens, encumbrances or matters other than Permitted Encumbrances, Seller shall have caused the same to be removed;

                  (h) proceedings to be taken by Seller in connection with the consummation of the Closing and the other transactions contemplated hereby and all certificates, opinions, instruments and other documents required to effect the transactions contemplated hereby reasonably requested by Purchasers shall be reasonably satisfactory in form and substance to Purchasers and their counsel;

                  (i) CBI and the landlord of the property located at 2 Mount Royal Avenue, Suite 300, Marlboro, Massachusetts (the "Landlord") shall have entered into that certain Assignment of Lease regarding the lease of such property (the "Lease Assignment"), the form of which is attached hereto as Exhibit D;

                  (j) Seller and Shareholders shall each have executed an Investment Letter in the form set forth in Exhibit E hereto (the "Investment Letters");

                  (k) CBI and Rich shall have entered into that certain Employment Agreement in the form set forth in Exhibit F hereto (the "Rich Employment Agreement");

                  (l) CBI and Florin shall have entered into that certain Employment Agreement in the form set forth in Exhibit G hereto (the "Florin Employment Agreement"); and

                  (m) CBI's existing lenders shall have consented to the transaction.

         Any conditions specified in this Section 6.1 may be waived by Purchasers; provided that no such waiver shall be effective unless it is set forth in a writing executed by Purchasers, except as otherwise provided in
Section 10.3.

                                   ARTICLE 7
                   CONDITIONS TO SELLER'S OBLIGATION TO CLOSE

         7.1 Conditions to the Seller's Obligations. The obligation of Seller to consummate the transactions contemplated by this Agreement are subject to the satisfaction of the following conditions on or before the Closing Date:

                  (a) the representations and warranties set forth in Article 4 hereof shall be true and correct in all material respects at and as of the Closing as though then made and as though the Closing Date was substituted for the date of this Agreement throughout such representations and warranties;

                  (b) Purchasers shall have performed in all material respects all the covenants and agreements required to be performed by them under this Agreement prior to the Closing;

                  (c) Seller shall have received from Purchasers' counsel, Vedder, Price, Kaufman & Kammholz, an opinion in substantially the form set forth in Exhibit H attached hereto, addressed to Seller and dated the Closing Date; and

                  (d) there shall have been no material adverse change in the operations, financial condition, operating results, assets or business prospects of the Purchasers;

                  (e) no action or proceeding before any court or government body shall be pending or threatened which, in the judgment of Seller, made in good faith and upon the advice of counsel, makes it inadvisable or undesirable to consummate the transactions contemplated hereby by reason of the probability that the action or proceeding shall result in a judgment, decree or order which would prevent the carrying out of this Agreement or any of the transactions contemplated hereby, declare unlawful the transactions contemplated by this Agreement or cause such transactions to be rescinded;

                  (f) CBI and Rich shall have entered into the Rich Employment Agreement;

                  (g) CBI and Florin shall have entered into the Florin Employment Agreement;

                  (h) CBI and Seller shall have entered into that certain Supplemental and Override Bonus Agreement; and

                  (i) all proceedings to be taken by Purchasers in connection with the consummation of the Closing and the other transactions contemplated hereby and all certificates, opinions, instruments and other documents required to effect the transactions contemplated hereby reasonably requested by Seller shall be reasonably satisfactory in form and substance to Seller and its counsel.

         Any condition specified in this Section 7.1 may be waived by Seller; provided that no such waiver shall be effective against Seller unless it is set forth in a writing executed by Seller, except as otherwise provided in Section 10.3.

                                   ARTICLE 8
                              CLOSING TRANSACTIONS

         8.1 The Closing. Subject to the conditions contained in this Agreement, the closing of the transactions contemplated by this Agreement (the "Closing") shall take place at the offices of Vedder, Price, Kaufman & Kammholz effective at 9:00 a.m. eastern standard time on March 12, 2001, or at such other place or on such other date as may be mutually agreeable to the parties. The date and time of the Closing are referred to herein as the "Closing Date."

         8.2 Action to Be Taken at the Closing. The sale, conveyance, assignment and delivery of the Purchased Assets and the payment of the Purchase Price pursuant to the terms of this Agreement shall take place at the Closing, and, simultaneously, the other transactions contemplated by this Agreement shall take place by the delivery of all of the closing documents set forth in Section 8.3.

         8.3 Closing Documents.

                  (a) Seller and the Shareholders shall deliver to Purchasers at the Closing the following documents, duly executed by Seller where necessary to make them effective:

                           (i) copies of all necessary third party and governmental consents, approvals, releases and filings required in order for Seller to effect the transactions contemplated by this Agreement;

                           (ii) such instruments of sale, transfer, assignment, conveyance and delivery (including all vehicle titles), as are required in order to transfer to Purchasers good and marketable title to the Purchased Assets, free and clear of all liens, charges, security interests and other encumbrances, except for Permitted Encumbrances;

                           (iii) such Estoppel certificates and assignment of Leases as Purchasers may reasonably request;

                           (iv) certified copies of the resolutions duly adopted by the Board of Directors and Shareholders of Seller authorizing the execution, delivery and performance of this Agreement and each of the other agreements contemplated hereby, and the consummation of all other transactions contemplated by this Agreement;

                           (v) all of Seller's contracts and commitments, files, books, records and other data relating to the Business and the Purchased Assets;

                           (vi) copies of good standing certificates in all jurisdictions where the Seller is qualified to do business in which ownership of the Purchased Assets or the conduct of the Business requires Seller to be so qualified;

                           (vii) a certificate of the Secretary of Seller, certifying as to the correctness and completeness of the Articles of Incorporation and Bylaws of Seller, as appropriate, and all amendments thereto and a certificate of the trustee of the Trust, certifying as to the correctness and completeness of the Declaration of Trust and all amendments thereto;

                           (viii) the Lease Assignment;

                           (ix) the Investment Letters;

                           (x) the Rich Employment Agreement;

                           (xi) the Florin Employment Agreement;

                           (xii) the Supplemental and Override Bonus Agreement; and

                           (xiii) such other documents or instruments as Purchasers may request to effect the transactions contemplated hereby.

         All of the foregoing documents in this Section 8.3(a) shall be reasonably satisfactory in form and substance to Purchasers and shall be dated the Closing Date.

                  (b) Purchasers shall deliver to Seller and the Shareholders at the Closing the following items, duly executed by Purchasers where necessary to make them effective:

                           (i) the amount of the Purchase Price payable at Closing as provided in Section 2.1;

                           (ii) copies of all necessary third party and governmental consents, approvals, releases and filings required in order for Purchasers to effect the transactions contemplated by this Agreement;

                           (iii) the Lease Assignment;

                           (iv) the Investment Letters;

                           (v) the Rich Employment Agreement and the Florin Employment Agreement;

                           (vi) the Supplemental and Override Bonus Agreement;
         and

                           (vii) such other documents or instruments as Seller reasonably may request to effect the transactions contemplated hereby.

         All of the foregoing documents in this Section 8.3(b) shall be reasonably satisfactory in form and substance to Seller and shall be dated as of the Closing Date.

                  (c) Purchasers, Seller and the escrow agent shall execute and deliver to one another at Closing the Escrow Agreement.

         8.4 Possession. Simultaneously with the Closing, Seller shall take such steps as may be requisite or desirable to put Purchasers in actual possession and operating control of the Business and the Purchased Assets.

         8.5 Nonassignable Contracts. Except as set forth on Schedule 8.5, to the extent that the assignment hereunder by Seller to Purchasers of the Contracts is not permitted or is not permitted without the consent of any other party to the Contract, this Agreement shall not be deemed to constitute an assignment of any such Contract if such consent is not given or if such assignment otherwise would constitute a breach of, or cause a loss of contractual benefits under, any such Contract, and Purchasers shall assume no obligations or liabilities thereunder. Seller shall advise Purchasers promptly in writing with respect to any Contract which it knows, should know or has reason to know that it will not receive any required consent. Without in any way limiting Seller's obligation to obtain all consents necessary for the sale, transfer, assignment and delivery of the Contracts and the Purchased Assets to Purchasers hereunder, if any such consent is not obtained or if such assignment is not permitted irrespective of consent and the Closing hereunder is consummated, Seller shall cooperate with Purchasers in any reasonable arrangement designed by Purchasers to provide Purchasers with the rights and benefits, subject to the obligations, under the Contract, including enforcement for the benefit of Purchasers of any and all rights of Seller against any other person arising out of breach or cancellation by such other person and, if requested by Purchasers, Seller shall act as an agent on behalf of Purchasers or as Purchasers shall otherwise reasonably require, in each case at Seller's cost.

                                   ARTICLE 9
                                 INDEMNIFICATION

         9.1 Indemnification by Seller, the Trust and Shareholders. Seller, the Trust and Shareholders, jointly and severally, agree to and shall indemnify in full Purchasers and their officers, directors, employees, agents, shareholders and partners (collectively, the "Purchaser Indemnified Parties") and defend and hold them harmless against any loss, liability, deficiency, damage, expense or cost (including reasonable legal expenses), that Purchaser Indemnified Parties may suffer, sustain or become subject to, as a result of (a) any misrepresentation in any of the representations or breach of any of the warranties of Seller, the Trust or the Shareholders contained in this Agreement or in any exhibits, schedules, certificates, the Lease Assignment, the Investment Letters and the Escrow Agreement, (collectively, the "Related Documents"), or (b) any breach of, or failure to perform, any agreement or covenant of Seller, the Trust or the Shareholders contained in this Agreement or any of the Related Documents (collectively, "Purchaser Losses"). In the event any Purchaser Indemnified Party incurs any Purchaser Losses, Purchasers shall be required to set off the amount of such Purchaser Losses first against the amount of the Purchase Price which is held in an interest bearing escrow pursuant to the Escrow Agreement; second against the stock portion of the Contingent Consideration that has been earned but not paid; and third against the cash portion of the Contingent Consideration that has been earned but not paid. In the event that no Contingent Consideration has been earned or that the Contingent Consideration that has been earned is less than the amount that is due and payable to Purchasers as a result of an indemnification claim, the Seller and Shareholders shall pay, subject to the terms hereof, the Purchasers for such indemnification claim within two (2) days of the request for such payment. Purchasers shall be entitled to place into an interest bearing escrow account any Contingent Consideration which is due and payable to Seller in the event a

Claim for indemnification exists which has been made by Purchasers, such holdback to be limited to the amount of such Claim.

         9.2 Indemnification by Purchasers. Purchasers agree to and shall indemnify in full Seller, the Trust and the Shareholders (the "Seller Indemnified Parties") and defend and hold them harmless against any loss, liability, deficiency, damage, expense or cost (including reasonable legal expenses), which the Seller Indemnified Parties may suffer, sustain or become subject to as a result of (i) any misrepresentation in any of the representations or breaches of any of the warranties of Purchasers contained in this Agreement or in any of the Related Documents or (ii) any breach of, or failure to perform, any agreement of Purchasers contained in this Agreement or any of the Related Documents (collectively, "Seller Losses") (Purchaser Losses and Seller Losses shall collectively be referred to as the "Losses").

         9.3 Method of Asserting Claims. As used herein, an "Indemnified Party" shall refer to a "Purchaser Indemnified Party" or "Seller Indemnified Party," as applicable, the "Notifying Party" shall refer to the party hereto whose Indemnified Parties are entitled to indemnification hereunder, and the "Indemnifying Party" shall refer to the party hereto obligated to indemnify such Notifying Party's Indemnified Parties.

                  (a) In the event that any of the Indemnified Parties is made a defendant in or party to any action or proceeding, judicial or administrative, instituted by any third party for the liability or the costs or expenses of which are Seller Losses or Purchaser Losses, as the case may be (any such third party action or proceeding being referred to as a "Claim"), the Notifying Party shall give the Indemnifying Party prompt notice thereof describing the Claim in reasonable detail. The failure to give such notice shall not affect any Indemnified Party's ability to seek reimbursement unless such failure has materially and adversely affected the Indemnifying Party's ability to defend successfully a Claim. The Indemnifying Party shall have the right to contest and defend such Claim; provided, that the Indemnifying Party (i) has a reasonable basis for concluding that such defense may be successful and (ii) diligently contests and defends such Claim. Notice of the intention so to contest and defend shall be given by the Indemnifying Party to the Notifying Party within twenty (20) business days after the Notifying Party's notice of such Claim (but, in all events, at least five (5) business days prior to the date that an answer to such Claim is due to be filed). Such contest and defense shall be conducted by reputable attorneys employed by the Indemnifying Party. The Notifying Party shall be entitled at any time, at its own cost and expense (which expense shall not constitute a Loss unless the Notifying Party reasonably determines that the Indemnifying Party is not adequately representing or, because of a conflict of interest, may not adequately represent, any interests of the Indemnified Parties), to participate in such contest and defense and to be represented by attorneys of its or their own choosing. If the Notifying Party elects to participate in such defense, the Notifying Party shall cooperate with the Indemnifying Party in the conduct of such defense. Neither the Notifying Party nor the Indemnifying Party may concede, settle or compromise any Claim without the consent of the other party, which consent shall not be unreasonably withheld or delayed unless the Notifying Party is released in full from such Claim and such Claim is reimbursed in full by the Indemnifying Party. Notwithstanding the foregoing, in the event the Indemnifying Party fails or is not entitled to contest and defend a claim, the Notifying Party shall be entitled to contest, defend and settle such Claim.

                  (b) In the event any Indemnified Party should have a claim against any Indemnifying Party that does not involve a Claim, the Notifying Party shall deliver a notice of such claim with reasonable promptness to the Indemnifying Party. If the Indemnifying Party notifies the Notifying Party that it does not dispute the claim described in such notice or fails to notify the Notifying Party within thirty (30) days after delivery of such notice by the Notifying Party whether the Indemnifying Party disputes the claim described in such notice, the Loss in the amount specified in the Notifying Party's notice shall be conclusively deemed a liability of the Indemnifying Party and the Indemnifying Party shall pay the amount of such Loss to the Indemnified Party on demand. If the Indemnifying Party has timely disputed its liability with respect to such claim, a representative of each of the Indemnifying Party and the Notifying Party (or their respective designees) shall proceed in good faith to negotiate a resolution of such dispute, and if not resolved through the negotiations of such representatives or designees within sixty (60) days after the delivery of the Notifying Party's notice of such claim, such dispute (except for any such dispute which gives rise or could give rise to equitable relief under this Agreement) shall be resolved fully and finally in Delaware by a single arbitrator selected pursuant to, and an arbitration governed by, the Commercial Arbitration Rules of the American Arbitration Association. The arbitrator shall resolve the dispute within thirty (30) days after selection and judgment upon the award rendered by such arbitrator may be entered in any court of competent jurisdiction.

         9.4 Escrow Amount. Seller, the Trust and Shareholders agree that in addition to any other rights or remedies available to Purchasers, Purchasers may draw upon the Escrow Account pursuant to the Escrow Agreement, including, without limitation, (i) any amount due from Seller, the Trust or the Shareholders in connection with the obligations of Seller, the Trust and Shareholders or any of them under Section 9.1 of this Agreement and (ii) any amount due from Seller, the Trust or the Shareholders in connection with the final determination of the Net Asset Amount.

         9.5 Limitation of Liability. Any monetary liability of the Indemnified Parties related to a Claim pursuant to this Agreement shall be limited to a maximum amount of Nine Million Five Hundred Thousand Dollars ($9,500,000) in the aggregate. Any indemnification right related to a Claim shall be subject to reaching a minimum aggregate obligation (a "Threshold") of One Hundred Thousand Dollars ($100,000), whereupon the entire aggregate amount of all obligations and liabilities shall be immediately due and payable as if the Threshold had not existed; provided however, that neither such dollar limitation nor the Threshold shall apply to any Claim for Taxes, a Claim for ERISA violations or any Claim related to a breach of a representation or warranty where Seller had actual knowledge of such breach at Closing and intentionally and willfully failed to disclose such breach. Purchasers shall reimburse Seller for any insurance proceeds collected and/or tax benefits realized as a result of a Purchaser Loss which has been indemnified for by Seller or Shareholders related to a Claim.

                                   ARTICLE 10
                                   TERMINATION

         10.1 Termination. This Agreement may be terminated at any time prior to the Closing:

                  (a) by mutual written consent of Purchasers and Seller;

                  (b) by either Purchasers or Seller if there has been a material misrepresentation or breach of warranty or breach of covenant on the part of the other party in the representations and warranties or covenants set forth in this Agreement and any such misrepresentation or breach, if capable of cure, is not cured within fifteen (15) days after written notice thereof to such other party, or if events have occurred which have made it impossible to satisfy a condition precedent to the terminating party's obligations to consummate the transactions contemplated hereby (other than as a result of any willful act or omission by the terminating party); and

                  (c) by either Purchasers or Seller if the transactions contemplated hereby have not been consummated by March 30, 2001; provided, that neither Purchasers nor Seller shall be entitled to terminate this Agreement pursuant to this subsection (c) if such party's willful breach of this Agreement, respectively, has prevented the consummation of the transactions contemplated hereby.

         10.2 Effect of Termination. In the event of termination of this Agreement as provided above, this Agreement shall forthwith become void, and there shall be no liability on the part of Seller or Purchasers, except for willful breaches of this Agreement prior to the time of such termination and except for the provisions of Section 11.7.

         10.3 Effect of Closing. Seller and Purchasers shall be deemed to have waived their respective rights to terminate this Agreement upon the completion of the Closing.

                                   ARTICLE 11
                              ADDITIONAL AGREEMENTS

         11.1 Survival.

                  (a) The representations, warranties, covenants and agreements of Seller, the Trust and the Shareholders set forth in this Agreement or in any writing delivered to Purchasers in connection with this Agreement shall survive the Closing Date and the consummation of the transactions contemplated hereby for a period of eighteen (18) months and shall not be affected by any examination made for or on behalf of Purchasers, the knowledge of any of Purchasers' officers, directors, shareholders, employees or agents, or the acceptance by Purchasers of any certificate or opinion; provided, however, that the representations, warranties, covenants and agreements made with respect to Sections 3.9 and 3.16 hereof shall survive until the applicable statute of limitations has expired.

                  (b) The representations, warranties, covenants and agreements of Purchasers set forth in this Agreement or in any writing delivered to Seller, the Trust or the Shareholders in connection with this Agreement shall survive the Closing Date and the consummation of the transactions contemplated hereby for a period of four (4) years and shall not be affected by any examination made for or on behalf of Seller or the Shareholders, the knowledge of any of Seller's officers, directors, shareholders, employees or agents, or the acceptance by Seller of any certificate or opinion.

         11.2 Mutual Assistance. Subsequent to the Closing, Seller on the one hand and Purchasers on the other, at their own cost, shall assist each other (including making records available) in the preparation of their respective tax returns and the filing and execution of tax elections, if required, as well as any audits or litigation that may ensue as a result of the filing thereof, to the extent that such assistance is reasonably requested. The Seller, the Trust and Shareholders shall have the right following the Closing to retain copies of and have reasonable access to originals of records to comply with their obligations under this Agreement and applicable securities, tax, employment or other laws and regulations, and to defend themselves in any litigation.

         11.3 Press Release and Announcements. No press release related to this Agreement or the transactions contemplated hereby, or other announcements to the employees, customers or suppliers of Seller, shall be issued without the joint approval of Purchasers and Seller. No other public announcement related to this Agreement or the transactions contemplated hereby shall be made by either party, except as required by law, in which event the parties shall consult as to the form and substance of any such announcement required by law.

         11.4 Expenses. Each party shall pay all of its expenses in connection with the negotiation of this Agreement, the performance of its obligations hereunder and the consummation of the transactions contemplated by this Agreement. Seller shall pay the cost of recording all documents necessary to place record title to the Purchased Assets in the condition warranted by or required of Seller by this Agreement.

         11.5 Further Transfers. After the Closing, Seller shall, and shall cause its affiliates to, execute and deliver such further instruments of conveyance and transfer and take such additional action as Purchasers may reasonably request to effect, consummate, confirm or evidence the transfer to Purchasers of the Purchased Assets. Seller shall execute such documents as may be necessary to assist Purchasers (or their designees) in preserving or perfecting its rights in the Purchased Assets.

         11.6 Transition Assistance. From the date hereof and until five (5) years after the Closing, Seller and Shareholders shall not in any manner take any action which is designed, intended or might be reasonably anticipated to have the effect of disparaging or discrediting the Purchasers with customers, suppliers, lessors, employees, sales agents and other business associates.

         11.7 Confidentiality. If the transactions contemplated by this Agreement are not consummated, Purchasers shall maintain the confidentiality of all information and materials received by it from Seller, and Purchasers shall return to Seller or destroy any materials (and copies thereof) obtained from Seller in connection with the transactions contemplated hereby. Whether or not the transactions contemplated hereby are consummated, Seller shall maintain the confidentiality of all information received by it from Purchasers and shall return to Purchasers or destroy any materials (and copies thereof) obtained from Purchasers in connection with the transactions contemplated hereby. If the transactions contemplated by this Agreement are consummated, Seller shall maintain the confidentiality of all proprietary and other non-public information regarding the Business and the Purchased Assets and shall turn over to Purchasers all such materials in their possession.

         11.8 Non-Compete; Non-Solicitation.

                  (a) Although it is understood among the parties that Seller and Shareholders desire to no longer engage in business operations similar to that of the Business except with Purchasers, as an additional inducement to Purchasers to enter into and to perform its obligations under this Agreement, Seller and the Shareholders agree that, for a period of five (5) years after the Closing Date (the "Non-Competition Period"), no such Seller or Shareholder shall in the United States or in any foreign country in which Seller currently does business, directly or indirectly, either for itself or any other person or entity, own, manage, control, participate in, permit its name to be used by, consult with, render services for or otherwise assist in any manner any entity that owns, invests in, manages, controls or engages in the business of selling and distributing products and services similar to those of the Business. Notwithstanding the provisions of this Section 11.8, the Shareholders shall not be precluded from accepting employment or rendering services in (a) an in-house corporate position which will not involve consulting for third parties, (b) a private equity investment firm, or (c) venture capital firm.

                  (b) Seller agrees that for a period of five (5) years after the Closing, it shall not directly or indirectly offer employment to or hire any current or future employee of Seller without the prior written consent of Purchasers.

                  (c) If, at the time of enforcement of this Section 11.8, a court shall hold that the duration, scope or area restrictions stated herein are unreasonable under circumstances then existing, the parties agree that the maximum duration, scope or area reasonable under such circumstances shall be substituted for the stated duration, scope or area.

                  (d) Seller and Shareholders recognize and affirm that in the event of breach by them of any of the provisions of this Section 11.8 money damages would be inadequate and neither Purchasers nor Seller would have any adequate remedy at law. Accordingly, Seller and Purchasers agree that the other party shall have the right, in addition to any other rights and remedies existing in its favor, to enforce its rights and the obligations under this
Section 11.8 by an action or actions for specific performance, injunction and/or other equitable relief without posting any bond or security to enforce or prevent any violations, whether anticipatory, continuing or future, of the provisions of this Section 11.8, including, without limitation, the extension of the Non-Competition Period by a period equal to (i) the length of the violation of this Section 11.8 as determined by a court or as otherwise agreed to by the parties plus (ii) the length of any court proceedings necessary to stop such violation without duplication. In the event of a breach or violation by Seller of any of the provisions of this Section 11.8, the running of the Non-Competition Period, but not of Seller's obligations under this Section 11.8, shall be tolled during the period during which the occurrence of any such breach or violation is investigated and during the continuance of any such breach or violation.

         11.9 Specific Performance. Seller, the Trust and the Shareholders acknowledge that the Business and the Purchased Assets are unique and recognize and affirm that in the event of a breach of this Agreement by Seller, the Trust or the Shareholders, money damages would be inadequate and Purchasers would have no adequate remedy at law. Accordingly, Seller, the Trust and the Shareholders agree, jointly and severally, that Purchasers shall have the right, in addition to any other rights and remedies existing in its favor, to enforce its rights and Seller's, the Trust's and the Shareholders' obligations hereunder by an action or actions for specific performance, injunction and/or other equitable relief, without posting any bond or security.

         11.10 Remittances. All remittances, mail and other communications relating to the Purchased Assets or the Business received by Seller or the officers and directors of Seller, at any time after the Closing Date shall be immediately turned over to Purchasers by such parties. Seller shall cooperate with Purchasers, and take such actions as Purchasers reasonably request, to assure that customers of the Business send their remittances directly to Purchasers, and to assure that remittances from customers of the Business which are improperly sent to Seller are not commingled with Seller's assets and are turned over to Purchasers.

         11.11 Best Efforts To Consummate Closing Transactions. On the terms and subject to the conditions contained in this Agreement, Seller and Purchasers agree to use their best efforts to take, or to cause to be taken, all reasonable actions, and to do, or to cause to be done, all reasonable things, necessary, proper or advisable under applicable laws and regulations to consummate, as soon as reasonably practicable, the Closing, including the satisfaction of all conditions thereto set forth herein.

         11.12 Employees and Agents of Seller. At the Closing, the Purchasers shall offer employment to each employee of the Seller with base salary and annual performance bonus arrangements at a level no less than as provided by Seller prior to the Closing. For the employees other than the principals of Seller, the employee benefits offered such employees shall be substantially similar on a benefit-by-benefit basis as those offered to other employees of similar position and tenure who are not officers of the Purchasers. Such employees who accept such offered employment are herein collectively referred to as the "Transferred Employees". The Purchasers shall afford to all Transferred Employees credit for all of their years of employment with the Seller in the determination of eligibility and vesting under the Seller's benefit programs if allowed by law or if allowed by the benefit program as currently in place, including vacation time based on employment through the Closing Date. With respect to Purchasers' benefit programs, the Purchasers agree to waive, to the extent permitted under each such respective program, for all Transferred Employees and their eligible dependents, any eligibility waiting periods and any pre-existing conditions and actively at work exclusions. The Purchasers shall be responsible for and hold Seller and the Shareholders harmless against, any severance payments or other obligations (including, without limitation, any liability for wrongful discharge) that may be due by reason of termination of employment of Transferred Employees by the Purchaser at any time after the Closing.

                                   ARTICLE 12
                                  MISCELLANEOUS

         12.1 Amendment and Waiver. This Agreement may be amended, and any provision of this Agreement may be waived; provided that any such amendment or waiver shall be binding on Seller, the Trust and Shareholders only if such amendment or waiver is set forth in a writing executed by Seller, the Trust and Shareholders and that any such amendment or waiver shall be binding upon Purchasers only if such amendment or waiver is set forth in a writing executed by Purchasers. No course of dealing between or among any persons having any interest in this Agreement shall be deemed effective to modify, amend or discharge any part of this Agreement or any rights or obligations of any person under or by reason of this Agreement.

         12.2 Notices. All notices, demands and other communications to be given or delivered under or by reason of the provisions of this Agreement shall be in writing and shall be deemed to have been given when personally delivered, mailed by first class mail, return receipt requested or delivered by a nationally recognized courier service. Notices, demands and communications to Seller or Purchasers shall, unless another address is specified in writing in accordance herewith, be sent to the address indicated below:

         Notices to Seller, the Trust or Shareholders

                           Joseph R. Rich                              Beth C. Florin
                           P.O. Box 570                                P.O. Box 570
                           39 Sears Road                               39 Sears Road
                           Southborough, MA 01772                      Southborough, MA  01772

         with a copy to:

                           Epstein Becker & Green, P.C.
                           75 State Street
                           Boston, MA 02109
                           Attention: Susan E. Pravda, Esq.
                           Phone: (617) 342-4000
                           Fax: (617) 342-4001

         Notices to Purchasers

                           Clark/Bardes Holdings, Inc.
                           Clark/Bardes, Inc.
                           102 Wynstone Park Drive
                           North Barrington, Illinois 60610
                           Attention: Thomas Pyra, Chief Financial Officer
                           Phone: (847) 304-5800
                           Fax: (847) 304-5878

         with a copy to:

                           Vedder, Price, Kaufman & Kammholz
                           222 North LaSalle Street
                           Chicago, Illinois 60601
                           Attention: Stanley B. Block, Esq.
                                      Lane R. Moyer, Esq.
                           Phone: (312) 609-7500
                           Fax: (312) 609-5005

         12.3 Assignment. This Agreement and all of the provisions hereof shall be binding upon and inure to the benefit of the parties hereto and their respective heirs, legatees, personal representatives, successors and permitted assigns (including all successors and assignees in the event of Seller's liquidation) as the case may be, but neither this Agreement nor any of the rights, interests or obligations hereunder of Seller, the Trust and Shareholders shall be assignable by

Seller, the Trust and Shareholders without the prior written consent of Purchasers. Purchasers may assign this Agreement without restriction to any of its affiliates, existing as of the date hereof or in the future, or any third party; provided Purchasers unconditionally guarantee to Seller, the Trust and the Shareholders at the time of such assignment the prompt and complete performance and payment of all of such affiliates' or third party's obligations hereunder and pursuant to the Rich Employment Agreement, the Florin Employment Agreement and the Supplemental and Override Bonus Agreement.

         12.4 Severability. Whenever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement is held to be prohibited by or invalid under applicable law, such provision shall be ineffective only to the extent of such prohibition or invalidity, without invalidating the remainder of such provisions or the remaining provisions of this Agreement.

         12.5 No Third Party Beneficiaries. Nothing in this Agreement, whether express or implied, is intended to confer any rights or remedies under or by reason of this Agreement on any other persons other than the parties hereto and their respective successors, permitted assigns, heirs, legatees and personal representatives, as the case may be, nor is anything in this Agreement intended to relieve or discharge the obligation or liability of any third persons to any party, nor shall any provision give any third parties any right of subrogation or action over or against any party. This Agreement is not intended to and does not create any third party beneficiary rights whatsoever.

         12.6 No Strict Construction. The language used in this Agreement shall be deemed to be the language chosen by the parties hereto to express their mutual intent, and no rule of strict construction shall be applied against any person.

         12.7 Captions. The captions used in this Agreement are for convenience of reference only and do not constitute a part of this Agreement and shall not be deemed to limit, characterize or in any way affect any provision of this Agreement, and all provisions of this Agreement shall be enforced and construed as if no caption had been used in this Agreement.

         12.8 Complete Agreement. This document and the documents referred to herein contain the complete agreement between the parties and supersede any prior understandings, agreements or representations by or between the parties, written or oral, which may have related to the subject matter hereof in any way.

         12.9 Counterparts. This Agreement may be executed in one or more counterparts, all of which taken together shall constitute one and the same instrument. Delivery of an executed counterpart of this Agreement by facsimile shall be equally effective as delivery of a manually executed counterpart of this Agreement. Any party delivering an executed counterpart by facsimile shall also deliver a manually executed counterpart of this Agreement, but the failure to deliver a manually executed counterpart shall not affect the validity, enforceability and binding effect of this Agreement.

         12.10 Governing Law; Venue. The internal law, not the law of conflicts, of the State of Delaware shall govern all questions concerning the construction, validity and interpretation of




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

this Agreement and the performance of the obligations imposed by this Agreement. In any legal action relating to this Agreement, each party agrees to the exclusive exercise of jurisdiction and venue over it by a state or federal court in the state of Delaware and the parties consent to the personal jurisdiction of these courts and agree that service of process by certified mail, return receipt requested, shall constitute personal service for all purposes hereof.

         12.11 Remedies Cumulative. Except as set forth in Section 9.3(b), all remedies of the parties provided herein shall, to the extent permitted by law, be deemed cumulative and not exclusive of any thereof, and every remedy given herein or by law to any party hereto may be exercised from time to time, and as often as shall be deemed expedient, by such party.

                                      * * *


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



         IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first written above.

                                                  CLARK/BARDES HOLDINGS, INC.


                                                  By: /s/  THOMAS M. PYRA
                                                     --------------------------

                                                  Its: CFO
                                                      -------------------------

                                                  CLARK/BARDES, INC.


                                                  By: /s/ THOMAS M. PYRA
                                                     --------------------------

                                                  Its: CFO
                                                      -------------------------

                                                  RICH, FLORIN/SOLUTIONS, INC.


                                                  By: /s/ JOSEPH R. RICH
                                                     --------------------------

                                                  Its: President
                                                      -------------------------

                                                  RICH, FLORIN/SOLUTIONS TRUST


                                                  By: /s/ BETH C. FLORIN
                                                     --------------------------

                                                  Its: President
                                                      -------------------------

                                                  /s/ JOSEPH R. RICH
                                                  -----------------------------
                                                  JOSEPH R. RICH

                                                  /s/ BETH C. FLORIN
                                                  -----------------------------
                                                  BETH C. FLORIN



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